UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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CUMBERLAND PHARMACEUTICALS INC.

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March 20, 2020
DEAR FELLOW SHAREHOLDERS:
You are invited to join us for the 2020 Annual Meeting of Shareholders of Cumberland Pharmaceuticals Inc. The meeting will be held on May 5, 2020 at 9:00 a.m. Central Time, at Cumberland’s Corporate Offices located at 2525 West End Avenue, Nashville, Tennessee.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at this year's Annual Meeting. The Board's recommendations on these items are included with the proposals, and your support is important.
Shareholders of record can vote their shares by marking the enclosed proxy, signing and dating the proxy card and mailing it in the enclosed envelope. Shareholders can also vote using the Internet or the telephone. Instructions for using these alternative voting methods are included in the enclosed proxy card.
Sincerely,
A. J. Kazimi
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2020

The 2020 Annual Meeting of Shareholders of Cumberland Pharmaceuticals Inc., will be held on May 5, 2020 at 9:00 a.m. Central Time, at the Cumberland Pharmaceuticals Inc., Centennial Boardroom, 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203. The items of business are:

(1)
Election of three (3) Class I Directors to serve until the 2023 Annual Meeting of Shareholders and one (1) Class II Director to serve until the 2021 Annual Meeting of Shareholders, or until their successors are duly elected and qualified;

(2) To provide shareholders an opportunity to participate in an advisory vote on executive compensation;
(3) To provide shareholders an opportunity to participate in an advisory vote regarding the frequency of the advisory vote on all of the compensation of the Company's named executives;
(4) To approve an amendment to the Amended and Restated 2007 Long-Term Incentive Compensation Plan extending such compensation plan through April 21, 2026;
(5) To approve an amendment to the Amended and Restated 2007 Directors' Incentive Compensation Plan extending such compensation plan through April 21, 2026;
(6) Any other business that may properly come before our annual meeting.
Shareholders of record at the close of business on March 2, 2020 are entitled to receive notification and vote at the Annual Meeting and any adjournments or postponements of the meeting. If you were a shareholder at the close of business on March 2, 2020, you are entitled to vote.
We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. We believe this approach allows us to provide shareholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about March 20, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders. We have provided access to our proxy materials on the Internet. The proxy materials include our 2019 Annual Report to Shareholders, our Annual Report on Form 10-K for 2019 and the Proxy Statement and proxy card.

Whether or not you plan to attend the Annual Meeting, we ask that you carefully read through the proxy statement and the voting instructions to ensure that your shares are represented. If you attend the meeting you may withdraw any previously given proxy and vote your shares in person.
By order of the Board of Directors,

A. J. Kazimi
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDERS MEETING TO BE HELD ON May 5, 2020
This Proxy Statement, our 2019 Annual Report to Shareholders and our Annual Report on Form 10-K for 2019 are available at: http://www.cstproxy.com/cumberlandpharma/2020. Directions to attend the Annual Meeting and vote in person are available on our website, www.cumberlandpharma.com. From the homepage, link through the “Investor Relations” page to the “Events Calendar” page.

Voting Your Shares

You may vote if you owned shares of our common stock at the close of business on March 2, 2020. You may vote in person, or submit a proxy by the Internet, telephone or mail as follows:

Mail:	Complete, sign, date and return your proxy card in the postage-paid envelope provided.
Internet:	www.cstproxyvote.com
Telephone:	1 (866) 894-0537
In Person:	Attend our annual meeting and vote by ballot

If you submit your proxy via telephone or Internet, you do not need to return your proxy card.

CUMBERLAND PHARMACEUTICALS INC.
2525 West End Avenue, Suite 950
Nashville, Tennessee 37203
(615) 255-0068
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2020

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
This Proxy Statement accompanies the Notice of Annual Meeting of Shareholders of Cumberland Pharmaceuticals Inc., a Tennessee corporation (“we,” “our,” or “the Company”), in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual Meeting to be held on May 5, 2020 at 9:00 a.m. Central Time, at the offices of Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203, and at any postponement or adjournment of the meeting.
We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. These materials are available to stockholders via the Internet at the following website: http://www.cstproxy.com/cumberlandpharma/2020. On March 20, 2020, we will begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2019 Annual Report to Shareholders, our Annual Report on Form 10-K for 2019 and the Proxy Statement and proxy card. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card or to vote via the Internet or by telephone. We pay the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing or otherwise distributing the Notice of Internet Availability of Proxy Materials and these proxy materials.
This process is designed to expedite the shareholders receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Shareholders who would prefer to continue to receive printed proxy materials should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
What is the Purpose of the 2020 Annual Meeting?
At the 2020 Annual Meeting, shareholders will act upon the matters outlined in the attached Notice of Annual Meeting and described in detail in this Proxy Statement, which are: (1) to elect three (3) Class I Directors to serve until the 2023 Annual Meeting of Shareholders and one (1) Class II Director to serve until the 2021 Annual Meeting of Shareholders, or until their successors are duly elected and qualified; (2) to provide shareholders an opportunity to participate in an advisory vote on executive compensation: (3) to provide shareholders an opportunity to participate in an advisory vote regarding the frequency of the advisory vote on all of the compensation of the Company's named executives; (4) to approve an amendment to the Amended and Restated 2007 Long-Term Incentive Compensation Plan extending such compensation plan through April 21, 2026; (5) to approve an amendment to the Amended and Restated 2007 Directors' Incentive Compensation Plan extending such compensation plan through April 21, 2026;and (6) to transact such other business as may properly come before our annual meeting or any postponement or adjournment of the meeting. In addition, our management will report on our performance during the fiscal year ended December 31, 2019 and respond to questions from shareholders.
Although the Board does not anticipate that any other matters will come before the 2020 Annual Meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the Annual Meeting.

Who Is Entitled to Vote at the 2020 Annual Meeting?
Only shareholders of record at the close of business on March 2, 2020, or the “record date,” will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting.
What Are the Voting Rights of the Holders of Our Common Stock?
Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to the election of directors, holders of common stock are entitled to vote for as many individuals as there are director seats to be elected, which for the 2020 Annual Meeting includes four (4) director seats. The election of directors is by plurality voting, meaning that the four nominees receiving the greatest number of votes cast will be elected; provided that a quorum is present. On each other matter to be presented, a matter will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.
Abstentions will not be counted towards the tabulation of votes cast on matters properly presented to the shareholders (except the election of directors). In the election of directors, if more votes are withheld than votes for the election of a director, that director must tender his or her resignation to the Board of Directors; the Board of Directors will have 90 days to consider the matter and act. Any director who tenders his or her resignation due to this process cannot participate in any decision, unless the election resulted in less than two directors serving on the Board of Directors.
What Constitutes A Quorum?
Our Bylaws provide that the presence, in person or by proxy, of the holders of a majority of shares entitled to vote at our Annual Meeting shall constitute a quorum. On the record date there were 15,210,555 shares of our common stock (excluding restricted shares) issued and outstanding and such shares are the only shares entitled to vote at the Annual Meeting.
Your Proxy may be sent directly to the broker that holds your shares. A broker may vote your shares on your behalf without instructions for routine matters. However, a broker must have instructions from you to vote your shares with respect to non-routine matters, such as the election of directors.
What Are the Board’s Recommendations?
Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of the Proposal in this Proxy Statement. In summary, the Board recommends a vote FOR election to the Board of Directors of the nominees for Class I and Class II directorship named in this Proxy Statement (See Proposal I), a vote FOR the resolution regarding compensation of the named executive officers (See Proposal II), a vote for EVERY THREE YEARS on the compensation of the Company’s executive officers named in the proxy statement’s summary compensation table for that year (See Proposal III), a vote FOR the approval of an amendment to our Amended and Restated 2007 Long-Term Compensation Plan extending such compensation plan through April 21, 2026 (See Proposal IV) and a vote FOR the approval of an amendment to our Amended and Restated 2007 Directors' Incentive Compensation Plan extending such compensation plan through April 21, 2026 (See Proposal V).
The proxy holders will vote in their discretion with respect to any other matter that may properly come before the Annual Meeting.
Proxies
If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment of the meeting in accordance with the instructions indicated on such proxy. IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, THE OFFICIAL PROXIES WILL VOTE (1) “FOR” PROPOSAL I DESCRIBED IN THIS PROXY STATEMENT; and (2) AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

A shareholder who has returned a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Cumberland Pharmaceuticals Inc. a duly executed proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203, Attention: Corporate Secretary.

PROPOSAL I
ELECTION OF DIRECTORS
The Board of Directors
Effective May 5, 2020, our Board of Directors will consist of nine directors, divided into three classes, serving staggered three-year terms. One of three classes is elected each year to succeed the directors whose terms are expiring. At this 2020 Annual Meeting, the term of the Class I directors expire. The individuals nominated for election as director in Class I at this 2020 Annual Meeting would, if elected, hold office for a three-year term expiring in 2023. The individual nominated for election as director in Class II at this 2020 Annual Meeting would, if elected, hold office for a one-year term expiring in 2021.
Director Nominees
Mr. Jacobs, Mrs. Young, Mr. Krogulski and Mr. Griggs are currently serving as directors of the Company. There are currently seven independent directors serving on our Board.

Nomination to serve as Class I directors, for term expiring in 2023
Joey A. Jacobs. Mr. Jacobs, 66, joined Cumberland’s Board of Directors in 2011 and is Chairman of our Governance and Nominating Committee and Lead Independent Director. A healthcare veteran with more than 44 years of industry experience, Mr. Jacobs is the former Chairman and Chief Executive Officer of Acadia Healthcare, a rapidly growing behavioral health company. Mr. Jacobs is the former Chairman, President and Chief Executive Officer of Nashville-based Psychiatric Solutions, Inc. (PSI), which he co-founded in 1997 and grew into a $2 billion behavioral healthcare system before the company’s sale to Universal Health Services in 2010. Prior to founding PSI, Mr. Jacobs spent 21 years at Hospital Corporation of America, or HCA, where he served in various capacities. In addition to serving as the former Chairman of the Nashville Health Care Council, he is also a past director of the Federation of American Hospitals, the National Association of Psychiatric Health Systems, Mental Health Management and Envision Corporation. He is currently a board member of the Monroe Carell, Jr. Children’s Hospital at Vanderbilt and Middle Tennesse State University. Mr. Jacobs holds a B.S. degree from Middle Tennessee State University. The Board of Directors believes Mr. Jacobs’ extensive hospital industry experience as well as his experience as chairman and CEO of two publicly traded healthcare companies will be critical as the Company continues to develop its hospital acute care product line and navigate the responsibilities associated with being a public company.
Caroline R. Young. Ms. Young, 45, joined the Board of Directors of Cumberland Pharmaceuticals in 2016. Ms. Young was previously the President of the Nashville Health Care Council, a position she held from 2008 to 2015. Under her leadership, the Council’s membership grew to encompass 300 diverse organizations and launched the one-of-a-kind Fellows initiative designed to further the skills of business executives. Additionally, the Council’s innovative Leadership Health Care program expanded to consist of 1,000 members.  Ms. Young joined the Council in 2004, serving as vice president. Prior to the Council, Ms. Young was the founding Executive Director of Life Science Tennessee from 2002 to 2004. She also served in communications roles for the State of Tennessee’s Department of Economic and Community Development (ECD) from 1998 to 2002. Ms. Young is currently the Executive Director of NashvilleHealth, an initiative focused on improving the health of the citizens of Nashville-Davidson County. NashvilleHealth addresses area health equity issues and ensures Nashville continues to be a great place to live and work. Ms. Young has been recognized by the Nashville Business Journal as a “Healthcare Hero,” and the Nashville Medical News as a “Woman to Watch.” Currently, Ms. Young is a member of the Advisory Board of the Washington, DC-based Women Business Leaders of the U.S. Healthcare Industry. Ms. Young holds a B.A. from the University of Mississippi and a M.S. from the University of Tennessee. The Board of Directors believes Ms. Young’s extensive healthcare industry experience as well as organizational leadership experience will be critical as the Company continues to address unmet medical needs.

Kenneth J. Krogulski. Mr. Krogulski, 62, joined Cumberland’s Board of Directors in 2017. He has over 40 years of experience in security analysis and portfolio management and is currently the President and Chief Executive Officer of Berkshire Asset Management, LLC, as well as the company’s Chief Investment Officer. Berkshire is a 33-year-old independent SEC registered Pennsylvania based investment advisory firm with over $2.2 billion in assets under supervision. Prior to Berkshire, Mr. Krogulski began his career in financial services in 1979 at First Eastern Bank, N.A., now PNC Financial, as an investment analyst and portfolio manager, where he advanced to Chief Investment Officer of the Trust Department. He then joined Berkshire in 1990 and later led a management buy-out acquiring the company from Legg Mason. Under his leadership Berkshire’s assets under supervision have grown from $600 million in 2006 and are now over $2.2 billion. Currently Mr. Krogulski serves on the board of Allied Services Rehabilitation Hospital and is a Director of Landmark Community Bank (LDKB: NASDAQ). Previously he served as the Director of the Wyoming Valley Health Care System, on the board of the F.M. Kirby Center for the Performing Arts, the Luzerne Foundation and on various other community boards. Mr. Krogulski holds a B.S. in finance from Indiana University of Pennsylvania and earned his M.B.A. from Wilkes University. In addition, he holds the Chartered Financial Analyst designation. The Board of Directors believes Mr. Krogulski's extensive financial background and public company investing experience will be critical to supporting the Company's financing strategy.
Nomination to serve as a Class II director, for term expiring in 2021
Jonathan I. Griggs. Mr. Griggs, 85, has served as a member of our Board of Directors since 2010. His career spans more than 41 years in the pharmaceutical and biotechnology industries and includes significant international experience. He spent 23 years at Warner Lambert Corporation in positions of increasing responsibility, culminating with his position as Vice President of Human Resources. During his tenure with Warner Lambert, he provided leadership for the successful integration of three pharmaceutical businesses into what became Parke Davis, the largest consolidation in the industry at that time. From 1992 to present he has been the CEO of Griggs & Associates, a management and human resources consulting firm assisting start-up companies and providing critical assistance in turnaround situations. Mr. Griggs also provided the leadership and strategic management for the formation and establishment of the AACA (Antique Auto Club of America) Museum, a leading transportation museum where he served as chairman and is currently a director. Mr. Griggs has his B.S. Degree from Penn State and attended the Wharton School of Management at the University of Pennsylvania. He has been an advisor to Cumberland Pharmaceuticals as a member of the company’s Pharmaceutical Advisory Board since it began operations in 1999. The Board of Directors believes Mr. Griggs’ experience in strategic management and human resources consulting will be critical as the company continues to build a strong, effective management team.
Class II Directors Expected to Stand For Re-Election in 2021
James R. Jones. Mr. Jones, 72, has served as a member of our Board of Directors since 2010 and is Chair of our Audit Committee. Mr. Jones’ 36 year career in professional accounting at KPMG LLP included the role of Managing Partner at their Nashville, Tennessee office from 1999 to 2006. He served in various capacities during his career at KPMG which also included positions at their offices in Jackson, Mississippi, Washington, D.C. and Greenville, South Carolina. During his tenure with KPMG, Mr. Jones led a team of more than 100 individuals providing accounting services for an extensive client base. Following retirement in 2006, he has served as an advisor as well as provided various consulting services to several companies, including acting as liaison between management and the board of directors of a long-term care facility and serving as interim CEO of a charitable organization. He is currently a board director and member of the audit committees of Argent Trust Company of Tennessee and Belmont University. Mr. Jones also serves as a member of our Audit Committee and is our Audit Committee financial expert. Mr. Jones holds a B.S. from Mississippi College and an M.B.A from Mississippi State University. The Board of Directors believes Mr. Jones’ significant accounting background will strengthen Cumberland’s existing financial capabilities and play a key role as the company is subject to increasingly stringent accounting and auditing regulations as a public entity.

Martin E. Cearnal. Mr. Cearnal, 75, has served as a member of our Board of Directors since 2004. In 2008, he joined our management team to head commercial development for Cumberland, currently serving as Executive Vice President and Chief Commercial Officer. He is the former President and Chief Executive Officer of Physicians World, which became the largest provider of continuing medical education during his tenure from 1985 to 2000. Physicians World was acquired by Thomson Healthcare in 2000, and Mr. Cearnal served as President of Thomson Physicians World from 2000 to 2003 and Executive Vice President-Chief Strategy Officer for Thomson Medical Education from 2003 through 2005. He then became Executive Vice President-Chief Strategy Officer for Jobson Medical Information. Mr. Cearnal has over 50 years of experience in the healthcare industry and has been involved with the launches of such noteworthy pharmaceutical products as Lipitor®, Actos®, Intron-A®, Straterra®, Botox® and Humira®. He spent 17 years at Revlon Healthcare in a variety of domestic and international pharmaceutical marketing roles culminating in his position as Vice President, Marketing for International Operations. He has a B.S. degree from Southeast Missouri State University. The Board of Directors believes Mr. Cearnal brings significant marketing-related knowledge to the Company, which has and will help facilitate successful product launches and marketing plans, among other contributions.
Class III Directors Expected to Stand For Re-Election in 2022
A.J. Kazimi. Mr. Kazimi, 61, founded our company in 1999 and has served as the Chairman of our Board of Directors and Chief Executive Officer since inception. His career includes 30 years in the biopharmaceutical industry. At Cumberland, he has overseen the development and FDA approval of the company’s Acetadote® and Caldolor® brands, while also leading the acquisition of the Company’s five other commercial products. He was responsible for Cumberland’s initial public offering and listing on the NASDAQ stock exchange. He also serves as Chairman and Chief Executive Officer of Cumberland Emerging Technologies. Prior to joining our company, he spent eleven years helping to build Therapeutic Antibodies Inc., an international biopharmaceutical company. As President and Chief Operating Officer, he made key contributions to that company’s growth from its start-up phase through its initial public offering and listing on the London stock exchange. Mr. Kazimi started his career at Brown-Forman Corporation, rising through a series of management positions and helping to launch several new products. Mr. Kazimi serves on the Board of Directors for the Nashville Health Care Council, an association of the largest concentration of healthcare companies in the U.S. He also serves on the Boards of the Tennessee Historical Society and the Gettysburg Foundation which partners with the National Park Service to preserve the historic military park. Mr. Kazimi is a member of the Board of Visitors at the Vanderbilt University Business School and the Visiting Committee at the Loyola University New Orleans’ College of Business. He previously served on the board of Aegis Sciences Corporation, a federally certified forensic toxicology laboratory, which has sold twice to large private equity investors. He holds a B.S. from the University of Notre Dame and an M.B.A. from the Vanderbilt University Owen Graduate School of Management. The Board of Directors believes that Mr. Kazimi brings strategic insight, leadership and a history of successful execution to the Company along with a wealth of experience in both the biopharmaceutical industry and the development of emerging companies.
Gordon R. Bernard. Dr. Bernard, 68, served as our Medical Director from 1999 until 2010 and currently serves as Chair of our Medical Advisory Board. He has served on our board of directors since 2010. Dr. Bernard is the Executive Vice President for Research at Vanderbilt University Medical Center, and also the Melinda Owen Bass Professor of Medicine and former Chief of the Division of Allergy, Pulmonary and Critical Care Medicine at Vanderbilt. In addition, he is Executive Vice President for Research, Senior Associate Dean for Clinical Sciences and Chairman of Vanderbilt’s Pharmacy and Therapeutics Committee, which is responsible for approving the Vanderbilt Medical Center Formulary of approved drugs and therapeutics. Dr. Bernard has been conducting national and international trials of pharmaceuticals since 1980 and he has been steering committee chair of the National Institutes of Health, Acute Respiratory Distress Syndrome Clinical Trials Network since its inception in 1994 through its conclusion in 2014. This network is the only federally supported ongoing system for the conduct of research in the hospital Intensive Care Unit, or ICU. He holds a B.S. from the University of Southwestern Louisiana and an M.D. from Louisiana State University. Dr. Bernard maintains an active practice as an Intensivist in the Medical ICU at Vanderbilt and is therefore in a position to observe, first hand, the pharmaceutical management issues surrounding the care of a wide variety of the most severely ill patients and identify their unmet medical needs. The Board of Directors believes Dr. Bernard’s medical background is extremely valuable as the Company seeks to continue expanding its pipeline with promising products that offer advancement to patient care and are well-positioned competitively.

Joseph C. Galante. Mr. Galante, 70, has served as a member of our Board of Directors since 2018. Mr. Galante is a music industry executive with extensive experience that scans a celebrated career. He is accredited with developing the careers of Alabama, Dave Mathews Band, Dolly Parton, Kenny Chesney, Brad Paisley, Martina McBride, Carrie Underwood, Clint Black, Miranda Lambert, and the Judds, among others. His successful business track record, entrepreneurial and public company experience make him a valuable member of our board. Mr. Galante began at RCA Records in New York, followed by a transfer to RCA Nashville where he served as a director at the label, followed by the role of Vice President of Promotion and Marketing. At the age of 32 he became the youngest person ever named to run a major country record label. In 1990 he was appointed President of RCA Records US based in New York. He returned to Nashville as Chairman to run the RCA and BNA labels in Nashville. Under his leadership, RCA Records was the number one country label for eleven consecutive years. He then served as Chairman of Sony Music Nashville for six years. He was presented with the Bob Kingsley Living Legend Award by the Opry Trust to honor his work for country music. Mr. Galante is currently a member of the Board of Directors of Pinnacle Financial Partners whose shares are listed on the NASDAQ stock exchange, the Country Music Association, and serves as the Chair of the CMA Foundation. The Board of Directors believes Mr. Galante's extensive leadership in developing brands in the entertainment industry as well as his public company experience will be critical as the Company manages its current and future brands and navigates the responsibilities associated with being a public company.
Please refer to the section labeled “CORPORATE GOVERNANCE” for a discussion of the various committees of our Board of Directors and the composition and duties of these committees, as well as the nomination process for directors, and a discussion of other corporate governance and ethical considerations.
Based on their qualifications and experience, we believe the aforementioned nominees for directorship are suitable nominees to serve on the Board and we believe the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.
THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL II
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, provides that our shareholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers. The Company's executive officers are named in the Summary Compensation Table, and the Company has disclosed the compensation of the named executive officers pursuant to SEC rules.
The Company believes that the compensation policies for the named executive officers are designed to attract and retain talented and experienced executives; motivate and reward executives whose knowledge, skills and performance are critical to our success and align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding them when shareholder value increases. This non-binding advisory shareholder vote, commonly referred to as a “say-on-pay vote,” is currently held every three years and, gives you as a shareholder the opportunity to approve or not approve the named executive officers' compensation disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):
RESOLVED, that the shareholders of Cumberland Pharmaceuticals Inc. approve all of the compensation of Cumberland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Although the say on pay vote is advisory and is not binding on either the Board of Directors or the Company, the Compensation Committee will take into consideration the outcome of the shareholder vote on this proposal when considering future executive compensation decisions.
THE BOARD OF DIRECTORS STRONGLY RECOMMENDS A VOTE “FOR” THE RESOLUTION REGARDING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL III
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that the Company’s shareholders have the opportunity to cast a non-binding advisory vote regarding how frequently we should seek from our shareholders a non-binding advisory vote (similar to Proposal II above) on the compensation disclosed in the Company’s Proxy Statement of its named executive officers. By voting on this frequency proposal, shareholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur every one, two or three years. Shareholders may also abstain from voting on the proposal. Accordingly, the following resolution is submitted for an advisory non-binding shareholder vote at the annual meeting:
RESOLVED, that the highest number of votes cast by the shareholders of Cumberland Pharmaceuticals Inc. for the option set forth below shall be the preferred frequency of the Company’s shareholders for holding an advisory vote on the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s Proxy Statement:

•	every year;

•	every other year;

•	every three years; or

•	abstain.
Our Board has determined that holding a “say-on-pay” vote every three years is most appropriate for the Company and recommends that you vote to hold such advisory vote in the future every third year for the reasons set forth below.
First, we believe that providing our shareholders with an advisory vote on executive compensation every three years, or a triennial vote, will encourage a long-term approach to evaluating our executive compensation policies and practices, consistent with the Compensation Committee’s long-term philosophy on executive compensation. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy.
Second, a triennial vote allows for a meaningful evaluation of our performance against our compensation practices. This would also allow changes in compensation practices to be implemented and accounted for in our financial performance.
Lastly, a triennial vote would allow us adequate time to compile meaningful input from shareholders on our pay practices and respond appropriately. Both the Company and our shareholders would benefit from having more time for a thoughtful and constructive dialogue on why particular pay practices are appropriate for us.
The option receiving the greatest number of votes (every year, other year or three years) will be considered the frequency approved by shareholders. Although the vote is non-binding, the Board will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation. Despite the outcome of the vote, and our decision in light of it, the Board intends to periodically reassess the frequency of the “say on pay” vote and, if it is deemed appropriate, may provide for an advisory vote on executive compensation on a more or less frequent basis.
THE BOARD STRONGLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO CONDUCT AN ADVISORY SHAREHOLDER VOTE "EVERY THREE YEARS" ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS NAMED IN THE PROXY STATEMENT’S SUMMARY COMPENSATION TABLE FOR THAT YEAR.

PROPOSAL IV
AMENDMENTS TO THE AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN THROUGH APRIL 21, 2026

NASDAQ Global Select Market standards require that any “material revision” of an equity compensation plan or arrangement affected after June 30, 2003 requires shareholder approval. A "material revision" includes a material extension of the term of a plan. Currently, the Amended and Restated 2007 Long-Term Incentive Compensation Plan expires on April 18, 2020 (the "2007 Plan"). The Board has determined that it is advantageous to the Company to amend the Plan to provide that awards may be granted thereunder until April 21, 2026. Amendment Number 2 to the Amended and Restated 2007 Long-Term Incentive Compensation Plan has been filed electronically with the Securities and Exchange Commission (SEC) as Appendix A to this Proxy Statement and can be accessed on the SEC's website at www.sec.gov. The affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve the Amendment to the Employee Plan. Abstentions will not be counted for purposes of this proposal, and broker non-votes will have no effect since these votes will not be considered present and entitled to vote for this purpose.
Summary of 2007 Plan
The following is a summary of the significant terms of the 2007 Plan, as amended by the Amendment to the Employee Plan. The summary is qualified in its entirety by reference to the full text of the 2007 Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix B and can be accessed on the Securities and Exchange Commission’s (“SEC”) website, www.sec.gov. Capitalized terms used in this summary have the meanings assigned to them in the 2007 Plan, unless the context otherwise requires.
Types of Incentives
The 2007 Plan authorizes the administrator of the Plan to grant to Eligible Employees the following types of Incentives: incentive stock options (options that meet Internal Revenue Service requirements for special tax treatment); non-statutory stock options (all stock options other than incentive stock options); stock appreciation rights, or SARs (right to receive any excess in fair market value of shares over a specified exercise price); restricted stock (shares subject to vesting, transfer and forfeiture limitations); restricted stock units, or RSUs (right to receive cash, stock, or other awards in the future subject to forfeiture limitations); and performance shares (contingent awards comprised of stock and/or cash and paid only if specified performance goals are met).
Regular full-time or part-time employees of the Company and its Affiliates, including officers, are eligible to receive Incentives under the 2007 Plan. Consultants also are eligible to receive Incentives, except for Incentive Options (or other statutory stock options).
Administration
The 2007 Plan is administered by the Compensation Committee of the Board, or the Committee. The Committee has full discretionary power to administer the 2007 Plan in all of its details, subject to applicable requirements of law. The Committee shall determine the vesting period for Incentives granted under the 2007 Plan.; however, if the Committee awards Options or SARs under 2007 Plan without specifying a vesting period, (i) any SAR awarded in tandem with an underlying Option shall vest when the underlying Option vests, and (ii) Options and SARs awarded without an underlying Option shall vest on a graduated basis over a five-year period, with 20% of the Options (or SARs) vesting on each anniversary of the date of grant until all Options (or SARs) covered by the grant are vested.
The Committee may in its sole discretion exchange any Incentives granted to a Participant for an Option, Restricted Stock, Restricted Stock Unit, SAR, other equity award, cash or other property or “reprice” on Option granted under the 2007 Plan or the 1999 Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under accounting principles generally accepted in the United States.
Qualified Performance-Based Incentives
The Committee may, in its discretion, select certain highly-compensated employees to receive Qualified Performance-Based Incentives. The Committee must approve all grants of Incentives intended to qualify as Qualified Performance-Based Incentives, unless all of the members of the Committee do not qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, in which case a subcommittee of the Committee consisting of such qualified members must approve the grant.
Options granted with the intent to qualify as Qualified Performance-Based Incentives must have an exercise price of not less than the Fair Market Value on the date of the grant of the common stock covered by the Option. Other Incentives intended to qualify as Qualified Performance-Based Incentives have a Restriction Period or Performance as determined in the discretion of the Committee. The Committee also has the discretion to establish any Performance Criteria and the kind, level and applicability of Performance Goals. Any Qualified Performance Goal applicable to Qualified Performance-Based Incentives shall be objective, shall be established not later than ninety days after the beginning of any applicable Performance Period (or at such other time permitted under Section 162(m) of the Code), and shall otherwise meet the requirements of Section 162(m) of the Code.
Shares Available for Incentives
2,400,000 shares of common stock of the Company are reserved for issuance under the 2007 Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make appropriate adjustments in the number and kind of shares authorized by the 2007 Plan.
In any given year (i) no Eligible Employee or Consultant may receive Incentives covering more than 20% of the aggregate number of shares that may be issued pursuant to the 2007 Plan, and (ii) at the time an Incentive Option is granted to an employee, the Fair Market Value of the Stock covered by the Incentive Options first exercisable by such employee may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the 2007 Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the 2007 Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the stock as of the date of grant.
Effect of Employment Termination
If the Company terminates an Eligible Employee (except for Cause), such termination has the following effects under the terms of the 2007 Plan: (i) any unvested Options, unvested Restricted Stock Units and unvested SARs will lapse on the date of the termination; (ii) any vested but unexercised Options will expire unless either exercised or surrendered under a SAR within the earlier of 90 days after the date of the termination or the expiration date of the Option; (iii) any vested but unexercised SARs will expire unless either exercised within the earlier of 90 days after the date of termination or the expiration date of the SAR; (iv) any vested but unexercised Restricted Stock Units will expire unless either exercised within the earlier of 90 days after the termination or the expiration date of the Restricted Stock Unit.
Options
The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options. However, only an employee of the Company or an employee of the Company’s parent company or a Company subsidiary may be granted an Incentive Option. The Committee determines the option price per share with respect to each Option, but such price when first awarded cannot be less than 100% of the Fair Market Value of the Company’s common stock on the date of grant, or 110% of the Fair Market Value on the date of grant in the case of an Eligible Employee who, immediately prior to such grant, owns (directly or indirectly) stock (either common or preferred) possessing more than 10% of the total combined voting power of all classes of stock of the Company.
The expiration date for each Option is determined by the Committee but cannot exceed ten years. An Incentive Option will expire five years from the date of grant in the case of an Eligible Employee owning more than 10% of the total combined voting power of all classes of stock of the Company on the date the Incentive Option is granted.
The shares underlying an Option will not be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.
Stock Appreciation Rights
The Committee may grant SARs to Eligible Employees and to Consultants. If a SAR is granted with an underlying Option, it may be granted at the time of the Option or at any time thereafter prior to expiration of the Option. In no event will the exercise period for a SAR exceed the exercise period for its underlying Option. If an SAR is granted with respect to an underlying Option, then upon exercise of the Option the SAR will be canceled.
If a SAR is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a SAR is granted without an underlying Option, the grantee will receive upon exercise of the SAR an amount equal to the Fair Market Value of the Stock on the date the election to surrender such SAR is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the SARs being exercised.
Restricted Stock and Restricted Stock Units
The Committee may award Restricted Stock or Restricted Stock Units to a grantee, which shall be subject to a Risk of Forfeiture as determined by the Committee. Each grant of Restricted Stock made under this 2007 Plan shall specify a Restriction Period. If the grant fails to specify a Restriction Period, then such Restricted Stock will be subject to a Restriction Period ending for 20% of the Restricted Stock awarded under the grant on each anniversary of the date of grant.
All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met, and the grantee shall be entitled to have the restrictive legend removed from the certificates. Any dividends declared on Restricted Stock during the Restriction Period shall be accumulated and paid to the grantee after the expiration of the Restriction Period if the conditions of the grant are met and grantee still owns such stock at the end of the Restriction Period.
Restricted Stock Units may be granted to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee, including restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. A Restricted Stock Unit shall entitle a Participant to receive one or more shares of Stock.
Acquisition and Change of Control Events
If the Company merges or consolidated with another entity or exchanges its shares for cash or the securities of another entity, the Board shall ensure that all outstanding Options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding person (or an affiliate thereof). However, if the transaction also constitutes a change in control, except as otherwise specifically provided in the granting instrument, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of the transaction. If the consideration received as a result of a merger, acquisition or exchange is not solely shares of stock of the acquiring person (or an affiliate thereof), the Company may, with the consent of the acquiring Person, provide for the consideration to be received upon the exercise of Options to consist solely of shares of the acquiring person’s (or an affiliate of the acquiring person’s) stock equivalent in Fair Market Value to the per share consideration received by holders of the Company’s stock in the transaction. Notwithstanding the foregoing, if the acquiring person (or an affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the transaction and will terminate immediately prior to the consummation of such transaction, except to the extent exercised by the Option holders before the consummation of the transaction. Moreover, if the terms of the merger or acquisition provide that the holders of the Company’s common stock will receive upon consummation thereof a cash payment for each share surrendered pursuant to such transaction, or the Acquisition Price, then the Board may instead provide that all outstanding Options shall terminate upon consummation of such transaction and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of common stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. Upon the occurrence of a change in control of the Company that is not part of a merger, acquisition or exchange, except as otherwise specifically provided in the award agreements, all Options then outstanding shall automatically become immediately vested and exercisable in full.
Upon the occurrence of a merger, acquisition or exchange involving the Company that does not qualify as a change in control under the 2007 Plan, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which our common stock was converted or for which it was exchanged pursuant to the transaction in the same manner and to the same extent as such rights applied to our common stock subject to such Restricted Stock award. Upon the occurrence of a change in control (regardless of whether such event occurs in connection with a merger, acquisition or exchange), except to the extent specifically provided to the contrary in the agreement evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.
In the documents granting an Incentive, the Board may specify the effect of a merger, acquisition or exchange that is not a change in control on such Incentive unless the Incentive is an Option and Restricted Stock (the treatment of which is set forth above). If the Board does not specify the effect of a merger, acquisition or exchange on such Incentives, those transactions shall impact such Incentives in accordance with applicable law.
Upon the occurrence of a change in control of the Company, except to the extent specifically provided to the contrary in the instrument granting such Incentive or any other agreement between an Incentive holder and the Company, all Incentives shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive. However, the immediately preceding sentence shall not apply to performance-based awards, which shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of a change in control or based on 100% of the value on the date of grant of the performance-based award, if such amount is higher.
Amendment of the 2007 Plan
The Board may discontinue the 2007 Plan at any time and may from time to time amend or revise the terms of the 2007 Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the 2007 Plan without shareholder approval where the absence of such approval would cause the 2007 Plan to fail to comply with the Exchange Act or any other applicable law or regulation. No Incentive shall be granted under the 2007 Plan after April 21, 2026, but Incentives granted prior to such date may extend beyond such date.
Federal Income Tax Consequences
The following is a brief discussion of the Federal income tax consequences of transactions under the 2007 Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences. The 2007 Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the plan.

Incentive Options
No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option, except as noted below with respect to the alternative minimum tax. If stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee’s employer for Federal income tax purposes.
If the stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the optionee’s employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense.
Non-Statutory Options
With respect to Nonstatutory Stock Options: (1) no income is realized by the optionee at the time the Option is granted, (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Restricted Stock
Under Section 83(a) of the Internal Revenue Code, shares of stock granted to a person in connection with their performance of services to the issuer but subject to a “substantial risk of forfeiture” are not subject to income taxation until the risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under Section 83(a), stock is subject to a “substantial risk of forfeiture” if a recipient’s continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. Shares subject to a restricted stock award as to which the risk of forfeiture has not lapsed will generally be subject to a “substantial risk of forfeiture.”
Ordinarily, a recipient of restricted stock that is subject to a risk of forfeiture will not pay income tax on the value of the shares until the restrictions on the shares lapse. The recipient will then have a basis in the shares equal to the value of the shares on the day the risk of forfeiture lapses and the shares are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss.
Any person who receives shares of stock subject to a risk of forfeiture in connection with services performed for the issuer may make an irrevocable election under Section 83(b) of the Internal Revenue Code to be taxed on the value of the shares in the year in which the shares are received rather than when the risk of forfeiture lapses. Awards under the 2007 Plan that are issued subject to a risk of forfeiture are intended to qualify for Section 83(b) treatment. A participant under the 2007 Plan must make an election to be taxed at the time of the award within 30 days of the date of the award, and will pay ordinary income tax on the value of the shares when they are received. A participant who makes this “83(b) election” will take a basis in the stock equal to the value of the award shares when they are issued. If the risk of forfeiture with respect to the award shares lapses and the participant sells the shares, any gain or loss on the transaction will be a capital gain or loss. However, if the recipient forfeits the award shares, he or she may not claim a loss, even though he or she paid taxes on the shares when they were received.

When the value of the award shares is taxed to the recipient, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the recipient recognizes with respect to the award shares. The Company may withhold taxes from the recipient at the time the restricted stock award shares are taxed.

Stock Appreciation Rights
Any cash or stock received pursuant to the exercise of a SAR award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of stock. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.
Stock Grants
Any stock received pursuant to an award of shares of stock which contains no restrictions will generally be treated as compensation income received by the awardee in the year in which the awardee receives such shares. In such case, the amount of compensation income will equal the fair market value of the stock on the date of grant. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.
New Plan Benefits
The Committee will determine the terms and number of Incentives to be granted in the future under the 2007 Plan. As a result, we cannot determine or predict the number, value, or type of Incentives that will be granted pursuant to the 2007 Plan.
Existing Plan Benefits
As of December 31, 2019, there were no outstanding options to purchase shares of our common stock pursuant to the 2007 Plan. See “Executive Compensation and Related Information” beginning on page [40] for a description of the existing benefits awarded to our named executive officers under the 2007 Plan. As of March 16, 2020, the closing price of the Company’s common stock was $3.98 per share.
THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN EXTENDING SUCH PLAN THROUGH APRIL 21, 2026.

PROPOSAL V
AMENDMENTS TO THE AMENDED AND RESTATED 2007 DIRECTORS' INCENTIVE COMPENSATION PLAN THROUGH APRIL 26, 2026

NASDAQ Global Select Market standards require that any “material revision” of an equity compensation plan or arrangement affected after June 30, 2003 requires shareholder approval. A "material revision" includes a material extension of the term of a plan. Currently, the Amended and Restated 2007 Directors' Incentive Compensation Plan expires on April 18, 2020 (the "2007 Directors' Plan"). The Board has determined that it is advantageous to the Company to amend the Directors' Plan to provide that awards may be granted thereunder until April 21, 2026. Amendment Number 2 to the Amended and Restated 2007 Directors' Incentive Plan has been filed electronically with the Securities and Exchange Commission (SEC) as Appendix C to this Proxy Statement and can be accessed on the SEC's website at www.sec.gov. The affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve the Amendment to the 2007 Directors' Plan. Abstentions will not be counted for purposes of this proposal, and broker non-votes will have no effect since these votes will not be considered present and entitled to vote for this purpose.
2007 Directors’ Plan Summary
The following is a summary of the significant terms of the 2007 Directors’ Plan, as amended by the Amendment to the Directors Plan. The summary is qualified in its entirety by reference to the full text of the 2007 Directors’ Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix D and can be accessed on the SEC’s website, www.sec.gov. Capitalized terms used in this summary have the meanings assigned to them in the 2007 Directors’ Plan, unless the context otherwise requires.
Shares of Stock Subject to the 2007 Directors’ Plan
250,000 shares of Stock of the Company are reserved for issuance under the 2007 Directors’ Plan.
Administration of the 2007 Directors’ Plan
The 2007 Directors' Plan is administered by the Compensation Committee of the Board, or the Committee. The Committee has full discretionary power to administer the 2007 Directors' Plan in all of its details, subject to applicable requirements of law. The Committee shall determine the vesting period for Incentives granted under the 2007 Directors' Plan. The Committee may in its sole discretion exchange any Incentives granted to a Participant for an Option, Restricted Stock, Restricted Stock Unit, SAR, other equity award, cash or other property or “reprice” on Option granted under the 2007 Directors’ Plan or the 1999 Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under accounting principles generally accepted in the United States.
Options
Each Option granted under the 2007 Directors’ Plan shall become exercisable on the date it vests and shall expire ten years following the date of grant; provided, however, that any Options awarded to a Director and not yet vested at the time of termination of his or her Board service shall, be forfeited, automatically cancelled and of no further force and effect. The exercise price of each Option when first granted to Directors shall be equal to the Fair Market Value of a share of Stock on the date of grant. The Committee shall determine the vesting period for Options granted under the 2007 Directors’ Plan; however, should the Committee award Options under this 2007 Directors’ Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest on each anniversary of the date of grant until all Options granted hereunder are vested.

If a Director ceases to serve on the Board for any reason, the Options granted under the 2007 Directors’ Plan must be exercised, to the extent otherwise exercisable at the time of termination of his or her Board service, within two years from the date of termination of Board service.
An Option may be exercised by giving written notice, specifying the number of shares of stock to be purchased. The procedure for exercise of each Option awarded under the 2007 Directors’ Plan will be set forth in the granting document for such Option. The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures. Prior to the issuance of shares of Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder with respect to such Option.
Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Option from a Participant by mutual agreement before such option has been exercised by payment to the Participant of cash or Stock or a combination thereof with a value equal to the amount per share by which the Fair Market Value of the Stock subject to the Option on the business day immediately preceding the date of purchase exceeds the exercise price.
Restricted Stock and Restricted Stock Units
The Committee may award Restricted Stock or a Restricted Stock Unit to a Director. All shares of Restricted Stock granted and shares underlying Restricted Stock Units shall be subject to a Risk of Forfeiture as determined by the Committee. A grantee of Restricted Stock or Restricted Stock Units must remain on the Board during the Restriction Period in order to retain the shares of Restricted Stock or the Restricted Stock Units. If the Director leaves the Board prior to the end of the Restriction Period, the Restricted Stock award or any Restricted Stock Units shall terminate and the shares of Restricted Stock shall be returned immediately to the Company, effective at midnight on the date the Director’s Board service ends. During the Restriction Period, the Director may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock except as expressly permitted in the 2007 Directors’ Plan. Each certificate for shares of Restricted Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.
In the document granting Restricted Stock, the Committee will specify the Restriction Period. If no Restriction Period is specified, then 20% of the Restricted Stock awarded under that granting document will become free of restriction on each anniversary date of the grant for five years. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The Director shall then be entitled to have the legend removed from the certificates. Dividends declared on the Stock during the Restriction Period will be accumulated by the Company and paid to the Director if he becomes owner of the stock without restriction. If the Restricted Stock reverts to the Company, then the Company will become the owner of all dividends accumulated in accordance with the preceding sentence. The Director will be entitled to vote all shares of Restricted Stock during the Restriction Period.
Stock Grants
The Committee may make a Stock Grant to a Director under the 2007 Directors’ Plan on such terms and conditions as it sees fit, subject to the provisions of all applicable laws and regulations.
Adjustment Provisions
In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Stock, the Committee shall equitably adjust all limitations on numbers of shares of Stock provided in the 2007 Directors’ Plan, and the number of shares subject to outstanding Awards, with such adjustments made in proportion to the change in outstanding shares of Stock. In addition, in the event of any such change in the Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.

Change of Control
Upon the occurrence of a change of control, each outstanding Option shall vest in full and shall become immediately exercisable. Any agreement with respect to a change of control must provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring person (or an affiliate thereof), if applicable. However, if the consideration received as a result of a change of control is not solely stock of the acquiring person (or an affiliate thereof), the Company may, with the consent of the acquiring person, provide for the consideration to be received upon the exercise of Options to consist solely of stock of the acquiring person (or an affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the change of control. Notwithstanding the foregoing, if the acquiring or succeeding entity (or an affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the change of control and will terminate immediately prior to the consummation of such change of control, except to the extent exercised by the Option holders before the consummation of such change of control. However, in the event of a change of control under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of stock surrendered pursuant to such transaction, or the Acquisition Price, then the Board may instead provide that all outstanding Options shall terminate upon consummation of such change of control and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.
If the Company merges or consolidated with another entity or exchanges its shares for cash or the securities of another entity, the Board shall ensure that all outstanding Options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding person (or an affiliate thereof). However, if the transaction also constitutes a change in control, except as otherwise specifically provided in the granting instrument, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of the transaction.
Upon the occurrence of a change of control, all restrictions and conditions on all Restricted Stock awards then outstanding will automatically be deemed terminated or satisfied and all such Restricted Stock will be fully vested.
Amendment, Discontinuance and Termination of the 2007 Directors’ Plan
The Board may amend or discontinue the 2007 Directors’ Plan at any time; provided, however, that no such amendment may, without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Stock that may be issued through the 2007 Directors’ Plan, (ii) materially increase the benefits accruing to Participants under the 2007 Directors’ Plan, or (iii) materially expand the classes of persons eligible to participate in the 2007 Directors’ Plan materially impair, without the consent of the recipient, an Option previously granted or a Restricted Stock grant previously made.
The 2007 Directors’ Plan shall automatically terminate on April 21, 2026, or at such time as no shares of Stock remain available for issuance through the 2007 Directors’ Plan. A termination of the 2007 Directors’ Plan will not affect the terms of any outstanding Options or shares of Restricted Stock.
 Federal Income Tax Consequences
The following is a brief discussion of the Federal income tax consequences of transactions under the 2007 Directors’ Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences. The 2007 Directors’ Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the plan.
Options
With respect to Options: (1) no income is realized by the optionee at the time the Option is granted, (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Restricted Stock
Under Section 83(a) of the Internal Revenue Code, shares of stock granted to a person in connection with their performance of services to the issuer but subject to a “substantial risk of forfeiture” are not subject to income taxation until the risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under Section 83(a), stock is subject to a “substantial risk of forfeiture” if a recipient’s continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. Shares subject to a restricted stock award as to which the risk of forfeiture has not lapsed will generally be subject to a “substantial risk of forfeiture.”
Ordinarily, a recipient of restricted stock that is subject to a risk of forfeiture will not pay income tax on the value of the shares until the restrictions on the shares lapse. The recipient will then have a basis in the shares equal to the value of the shares on the day the risk of forfeiture lapses and the shares are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss.
Any person who receives shares of stock subject to a risk of forfeiture in connection with services performed for the issuer may make an irrevocable election under Section 83(b) of the Internal Revenue Code to be taxed on the value of the shares in the year in which the shares are received rather than when the risk of forfeiture lapses. Awards under the 2007 Directors’ Plan that are issued subject to a risk of forfeiture are intended to qualify for Section 83(b) treatment. A participant under the 2007 Directors’ Plan must make an election to be taxed at the time of the award within 30 days of the date of the award, and will pay ordinary income tax on the value of the shares when they are received. A participant who makes this “83(b) election” will take a basis in the stock equal to the value of the award shares when they are issued. If the risk of forfeiture with respect to the award shares lapses and the participant sells the shares, any gain or loss on the transaction will be a capital gain or loss. However, if the recipient forfeits the award shares, he or she may not claim a loss, even though he or she paid taxes on the shares when they were received.
When the value of the award shares is taxed to the recipient, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the recipient recognizes with respect to the award shares. The Company may withhold taxes from the recipient at the time the restricted stock award shares are taxed.
Stock Grants
Any stock received pursuant to an award of shares of stock which contains no restrictions will generally be treated as compensation income received by the awardee in the year in which the awardee receives such shares. In such case, the amount of compensation income will equal the fair market value of the Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Other Tax Matters
The exercise of an Option by an awardee, the lapse of restrictions on restricted stock, or the deemed earnout of performance units following the occurrence an event that causes the acceleration of the vesting of the Option, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of Stock or cash resulting from such exercise or deemed earnout of performance units or, in the case of shares of Restricted Stock, on all or a portion of the fair market value of the Stock on the date the restrictions lapse, and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

New Plan Benefits
The Compensation Committee will determine the terms and number of Incentives to be granted in the future under the 2007 Directors' Plan. As a result, we cannot determine or predict the number, value, or type of Incentives that will be granted pursuant to the 2007 Directors' Plan.
Existing Plan Benefits
As of December 31, 2019, there were no outstanding options to purchase shares of our common stock pursuant to the 2007 Directors' Plan. See “Executive Compensation and Related Information” beginning on page [40] for a description of the existing benefits awarded to our directors under the 2007 Directors' Plan. As of March 16, 2020, the closing price of the Company’s common stock was $3.98 per share.
THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED 2007 DIRECTORS' INCENTIVE COMPENSATION PLAN EXTENDING SUCH PLAN THROUGH APRIL 21, 2026.

AUDIT COMMITTEE REPORT
The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee Chairman reviews the charter and its adequacy in light of applicable NASDAQ Global Select Market rules.

The Audit Committee is compromised of four directors, all of whom are independent in accordance with the listing standards of the NASDAQ Global Select Market and within the meaning of Rule 10A-3 of the Exchange Act.

The Audit Committee is responsible for providing oversight of the Company’s accounting and financial reporting process as well as the audit of the Company’s financial statements.

During the last year, and earlier this year in preparation for the filing with the SEC of our Annual Report on Form 10-K for the year ended December 31, 2019 or the 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm;

•	reviewed the overall scope and plans for the audit and the results of the independent registered public accounting firm’s examinations;

•
met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•
discussed with the Company’s senior management, independent registered public accounting firm and appropriate Company financial personnel the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•
demonstrated independence from management and exhibited through directives, actions and behavior, the importance of integrity and ethical values in supporting the functioning of the system of internal control and financial reporting; and

•
reviewed and discussed with the independent registered public accounting firm (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication required by the Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence" and the independence of the independent registered public accounting firm and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including PCAOB Auditing Standard No. 16, “Communication with Audit Committees.”

In reliance on these reviews and discussions referred to above, as well as private discussions with the independent registered public accounting firm and appropriate Company financial personnel, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Annual Report on Form 10-K.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, it clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (i) management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the representations of the independent registered public accounting firm included in their report on the Company’s consolidated financial statements.

The Audit Committee met regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and received the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The Audit Committee is responsible for recommending the independent registered public accounting firm to serve as the Company’s auditors each year and for monitoring the auditor’s qualifications, performance and independence. The Audit Committee maintains written procedures that require it to pre-approve the scope of all auditing services to be performed by the Company’s independent registered public accounting firm. The Audit Committee’s procedures prohibit the independent registered public accounting firm from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or its Chair. Although applicable regulations waive these pre-approval requirements in certain limited circumstances, the Audit Committee reviews and pre-approves all non-audit services provided by the Company's independent registered public accounting firm. The Audit Committee has determined that the provision of non-audit services by the Company's independent registered accounting firm is compatible with maintaining such firm's independence.

If you would like additional information on the responsibilities of the Audit Committee, please refer to its charter, a copy of which is posted on the Company’s website at www.cumberlandpharma.com and is also available in print to any shareholder who requests it.

Submitted by the Audit Committee

Mr. James R. Jones	Mr. Kenneth J. Krogulski	Mr. Jonathan I. Griggs	Mr. Joseph C. Galante
(Chair)

Independent Registered Public Accounting Firm
The Audit Committee of the Board of the Company engaged BDO USA, LLP ("BDO") to serve as the Company's independent registered public accounting firm for the Company for the years ended December 31, 2019, 2018 and 2017.

Aggregate fees billed to us for professional services by BDO for the fiscal years ended December 31, 2019 and 2018 were as follows:

	2019	2018

Audit Fees	$323,709	$418,104
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$323,709	$418,104

In the above table, in accordance with the definitions and rules of the SEC, “Audit Fees” includes fees related to professional services for the audit of our consolidated financial statements included in our Form 10-K, the review of financial statements included in our Form 10-Q’s and for services that are normally provided by auditors in connection with statutory and regulatory filings or engagements. Audit fees also includes fees to BDO in connection with the Company’s business combinations and equity offerings. Those fees were $127,729 for the year December 31, 2018.
The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services performed by the Company's independent registered public accounting firm for the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by BDO during fiscal years 2019 and 2018, respectively, prior to BDO's performance of such services.
Representatives of BDO will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 2, 2020 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our common stock (based solely on our review of SEC filings); (2) each of our directors and nominees; (3) our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated executive officers, or collectively, our Named Executive Officers; and (4) all executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person and the address of each beneficial owner listed on the table is c/o Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203. To the knowledge of the Company, no other person or entity holds more than 5% of the outstanding shares of common stock, except as set forth in the following table.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock

A. J. Kazimi(2)	5,727,616	36.57%
Kenneth J. Krogulski(3)	165,495	1.08%
Martin E. Cearnal(4)	147,945	0.97%
Leo B. Pavliv(5)	151,425	0.99%
Joey A. Jacobs(6)	88,415	0.58%
James L. Herman(7)	41,734	0.27%
Michael P. Bonner(8)	19,921	0.13%
Joseph C. Galante (9)	16,692	0.11%
Jonathan I. Griggs(10)	12,803	0.08%
James R. Jones(11)	12,700	0.08%
Caroline R. Young(12)	7,268	0.05%
Gordon R. Bernard(13)	-	-
Directors and executive officers as a group (12 persons)	6,392,014	39.72%
Ariel Investments, LLC(14)	1,010,220	6.52%
Stonepine Capital Management, LLC(15)	896,170	5.77%
Dimensional Fund Advisors LP(16)	860,319	5.64%

(1)
Under the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if he or she directly or indirectly has or shares the power to vote or dispose of, or to direct the voting of or disposition of, such shares, whether he or she has any pecuniary interest in such shares, he or she has the power to acquire such power through the exercise of any option, warrant or right, which is presently exercisable or convertible or will be within 60 days of the measurement date.

(2)	Includes 400,000 shares that Mr. Kazimi has the right to acquire upon the vesting of restricted stock.

(3)	Includes 1,000 shares Mr. Krogulski has the right to acquire upon the vesting of restricted stock.

(4)	Includes 25,600 shares Mr. Cearnal has the right to acquire upon the vesting of restricted stock.

(5)	Includes 48,500 shares Mr. Pavliv has the right to acquire upon the vesting of restricted stock.

(6)	Includes 5,000 shares Mr. Jacobs has the right to acquire upon the vesting of restricted stock.

(7)	Includes 14,750 shares Mr. Herman has the right to acquire upon the vesting of restricted stock.

(8)	Includes 12,500 shares Mr. Bonner has the right to acquire upon the vesting of restricted stock.

(9)	Includes 1,000 shares Mr. Galante has the right to acquire upon the vesting of restricted stock.

(10)	Includes 1,000 shares Mr. Griggs has the right to acquire upon the vesting of restricted stock.

(11)	Includes 1,000 shares Mr. Jones has the right to acquire upon the vesting of restricted stock.

(12)	Includes 1,000 shares Mrs. Young has the right to acquire upon the vesting of restricted stock.

(13)
Dr. Bernard, as required by a policy change by his employer, is prohibited from owning shares in a pharmaceutical company. The policy change resulted in Dr. Bernard selling 118,729 shares during 2019, but it did not impact his ability to serve on the Company's Board of Directors.

(14)
All information in the table and in this notice with respect to Ariel Investments, LLC. is based solely on the amended Schedule 13G filed by Ariel Investments, LLC with the SEC on February 14, 2020. Ariel Investments, LLC has sole power to vote 1,010,220 shares of common stock of the Company and sole dispositive power of 1,010,220 shares of common stock of the Company. The address for Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.

(15)
All information in the table and in this notice with respect to Stonepine Capital Management, LLC. is based solely on the amended Schedule 13G filed by Stonepine Capital Management, LLC with the SEC on February 13, 2020. Stonepine Capital Management, LLC has sole power to vote 896,170 shares of common stock of the Company and sole dispositive power (as reported in Schedule 13G) of 896,170 shares of common stock of the Company. The address for Stonepine Capital Management, LLC is 919 NW Bond Street, Suite 204, Bend, OR 97703.

(16)
All information in the table and in this notice with respect to Dimensional Fund Advisors LP is based solely on the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 12, 2020. Dimensional Fund Advisors LP has sole power to vote 804,815 shares of common stock of the Company and sole dispositive power of 860,319 shares of common stock of the Company. The address for Dimensional Fund Advisors LP is: Building One, 6300 Bee Cave Road, Austin, TX 78746.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. The information in this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow this Compensation Discussion and Analysis. For purposes of this Compensation Discussion and Analysis, the following individuals were our Named Executive Officers for fiscal year 2019:

•	A.J. Kazimi, our Chief Executive Officer

•	Martin E. Cearnal, our Executive Vice President Marketing & Sales and Chief Commercial Officer

•	Leo B. Pavliv, our Executive Vice President, Operations and Chief Development Officer

•	James L. Herman, our Senior Vice President National Accounts and Corporate Compliance Officer

•	Michael P. Bonner, our Senior Director Accounting & Finance and Chief Financial Officer

Executive Summary

The Company experienced significant growth in 2019 progressing its efforts to establish a platform for sustained growth and profitability. Highlights for the year include the following:

•	Double-digit growth in net sales from our commercial portfolio of branded pharmaceutical products compared to 2018.

•	Implementation of a strategic review of the Company’s products, partners and organization.

•	FDA approval and initial launch of our Caldolor next generation ready-to-use product.

•	FDA approval for RediTrex, our new line of injectable methotrexate products.

•	Approval and funding of an FDA Orphan Drug grant to support a Phase II clinical program of ifetroban in patients with Duchenne’s Muscular Dystrophy.

•	Completion of the transfer of the assets associated with our Vibativ acquisition and integration of the activities needed to support the brand.

•	Renewal of the agreement with Poly Pharmaceuticals to co-promote Kristalose brand to targets we don’t cover.

•	A series of publications featuring important new data associated with our Caldolor® and Vibativ® brands.

•	Appointments to our management team including new executives in national accounts and infectious diseases.

A significant portion of our executives' compensation is tied to both Company and individual performance:

•We review our programs periodically to ensure that they are appropriate and competitive.
•We have annual agreements for each of our employees that do not have change-of-control features.
•We generally do not provide perquisites.

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual bonuses, grants under our long-term equity incentive compensation plan, retirement plan and broad-based benefits programs. We place significant emphasis on performance-based incentive compensation programs. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices.

Role of Advisory Vote on Compensation of our Named Executive Officers

Our Board recognizes the fundamental interest our shareholders have in the compensation of our executive officers. At the 2017 Annual Meeting, our shareholders approved, on an advisory basis, the compensation of our Named Executive Officers. Based upon the results of such advisory vote and our review of our compensation policies and decisions, we believe that these policies and decisions are consistent with our compensation philosophy and objectives discussed below and align the interests of our Named Executive Officers with the long term goals of the Company.

Based on the advisory vote of our shareholders at the 2017 Annual Meeting, the Board determined that the Company will hold shareholder advisory votes on executive compensation once every three years. The next shareholder advisory vote on executive compensation is scheduled to occur at the Annual Meeting of Shareholders of the Company to be held in May 2020. While the say on pay vote is not binding on the Board or the Company, we will continue to review our executive compensation program in the future and will consider the views of our shareholders as well as other developments during such review.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding them when shareholder value increases;

•	provide a competitive compensation package in which total compensation is primarily determined by company and individual results along with the creation of long term shareholder value;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	compensate our executives so they will manage our business to meet our long-range objectives.

When making decisions on setting compensation for our Named Executive Officers, the Compensation Committee considers, among other factors, the importance of the position to us, the individual's past salary history, market compensation for similar positions and the contributions to be made by the executive officer to the Company.

We use the following principles to guide our decisions regarding executive compensation:

•	provide compensation packages considering market levels;

•	require performance goals to be achieved that will increase long term value to our shareholders;

•	offer a comprehensive benefits package to all full-time employees; and

•	provide fair and equitable compensation consistent with experience and performance.

Our Compensation Process

The Compensation Committee and management each play a role in designing our executive compensation program and determining performance levels and associated payouts. The roles of the Compensation Committee and management are carefully determined to reflect best practices.

Role of the Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, oversees our executive compensation program. Each year, the Compensation Committee reviews and approves the elements of compensation for all executive officers, including but not limited to the Named Executive Officers. Our Compensation Committee independently considers appropriate compensation for our Chief Executive Officer ("CEO"). Our Compensation Committee meets with the CEO outside the presence of all other executive officers to consider their compensation.

Role of Management

Our CEO annually reviews each other executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, annual bonuses and grants of long-term equity incentive awards. In developing these recommendations, information from the Radford Global Life Sciences Survey, or the Radford Survey, is considered. Based in part on these recommendations from our CEO, the Compensation Committee approves the annual compensation package of our Named Executive Officers other than our CEO and compensation guidelines for the rest of the Company.

Competitive Marketplace Assessment

In making compensation determinations, our Compensation Committee periodically considers published survey data to guide compensation decisions.

The Compensation Committee reviews data in the Radford Survey of approximately 600 pharmaceutical and biotechnology companies to determine whether base salary, annual bonuses and long-term equity incentive awards for each of our Named Executive Officers are generally in the range of reported compensation for positions similar to those held by each Named Executive Officer.

Determining the Individual Compensation of our Named Executive Officers

Our compensation programs do not encourage excessive risk taking but reward achievement of short-term and long-term financial and strategic objectives through a balanced mix of compensation components not overly weighted towards the short term and through the use of multiple performance factors related to both Company-wide metrics and individual performance goals. The Compensation Committee then determines adjustments in each element of compensation paid to our Chief Executive Officer and other Named Executive Officers based on a review of annually established corporate and individual objectives. These annual objectives help identify achievements made by our executive officers. Increases or decreases in compensation in relation to the midpoint of the range identified in the Radford Survey are based on our Compensation Committee’s review of each executive officer’s performance, as well as other factors including the Compensation Committee’s assessment of the executive officer’s past experience, knowledge, future potential and the scope of his or her responsibilities.

Corporate objectives against which our executive officers are evaluated include growth in shipments of our marketed products, progress in our product development activities, progress in expanding our product portfolio through development or acquisition activities, enhancement of our corporate infrastructure and improvement in overall progress in building the Company. Individual objectives for our executive officers involve more specific progress in areas of personal responsibility and vary by individual. The achievement of particular corporate and individual objectives does not determine compensation levels in a formulaic manner.

Elements of Compensation

Overall, our compensation programs are designed to be consistent with the objectives and principles set forth above. We believe the objectives of our compensation programs are collectively best achieved through a compensation package comprised of the following basic elements:

•	base salary;

•	annual bonuses;

•	long-term equity incentive compensation; and

•	other compensation and benefits including retirement, health and welfare benefits.

A description of the primary role of each compensation element is provided below, followed by a discussion of the individual elements of compensation for the Named Executive Officers, including the CEO, during 2019.

Base Salary

We review salary ranges and individual salaries for our executive officers on an annual basis. We establish the base salary for each Named Executive Officer based on consideration of median pay levels in the market and internal factors, such as the individual's performance and experience, the level of responsibility held, as well as pay of others on our executive team.

As discussed above, our Compensation Committee reviews recommendations and determines base salaries for each Named Executive Officer after a review of published survey data, which provides us with a general understanding of the reasonableness and competitiveness of our compensation. We believe the base salaries paid to our executives during 2019 achieved our compensation objectives, compared favorably to market pay levels and were consistent with our goal of providing base salaries that are within the market ranges for similar sized companies in our industry.

Annual Bonuses

The awards of discretionary annual bonuses are determined after consideration of our corporate and individual objectives and are intended to recognize and reward our Named Executive Officers with cash payments above base salary as determined by our success in a given year. Our Compensation Committee uses the Radford Survey as a benchmarking guide for bonuses as a percentage of base salary, and then considers each executive officer's individual performance to determine bonuses paid in a given year.

In 2019, adjustments to our executive officers’ total compensation were made based on an analysis of current market pay levels in the aforementioned Radford Survey. In addition to our analysis of market pay levels, factors taken into account in determining 2019 bonuses included each executive officer's contributions, performance, role and responsibilities and the relationship of the executive officer's base pay to that of other executive officers.

Long-term Equity Incentive Compensation

We award long-term equity incentive grants to executive officers as part of our total compensation package. These awards are consistent with our pay for performance principles and align the interests of the executive officers with the interests of our shareholders. The Compensation Committee reviews and approves the amount of each award to be granted to executive officers. The Compensation Committee's goal is to provide awards that are competitive with the external market. Long-term equity incentive awards granted to executives are determined after consideration of data included in the Radford Survey. The awards generally vest over a period of four years and are intended to focus our executives on achievement of our long-term strategic goals. Long-term equity incentive awards were made pursuant to our 1999 Stock Option Plan, or the 1999 Plan, until April 2007, and thereafter pursuant to our 2007 Long-Term Incentive Compensation Plan.

2007 Long-Term Incentive Compensation Plan

The purposes of the 2007 Long-Term Incentive Compensation Plan, as amended, or the 2007 Plan, are to encourage our employees and consultants to acquire stock and other equity-based interests and to replace the 1999 Plan without impairing the vesting or exercise of any option granted thereunder. In 2017, the 2007 Plan was amended to extend the 2007 Plan until April 18, 2020. Further, the Board of Directors has recommended that, at the 2020 Annual Meeting, the shareholders approve an amendment to the 2007 Plan to extend the plan, and our ability to make grants thereunder, until April 21, 2026.

The 2007 Plan authorizes the issuance of each of the following incentives:

•	incentive stock options (options that meet Internal Revenue Service requirements for special tax treatment);

•	nonqualified stock options (all stock options other than incentive stock options);

•	stock appreciation rights (right to receive any excess in fair market value of shares over a specified exercise price);

•	restricted stock (shares subject to vesting, transfer and forfeiture limitations); and

•	performance shares (contingent awards comprised of stock and/or cash and paid only if specified performance goals are met).

The Compensation Committee administers the 2007 Plan. The Compensation Committee is authorized to select participants, determine the type and number of awards to be granted, determine, and later amend, subject to certain limitations, the terms of any award, interpret and specify the rules and regulations relating to the 2007 Plan and make all other necessary determinations. Employees and consultants other than non-employee directors are eligible to participate. We may cancel unvested or unpaid incentives for terminated employees and consultants to the extent permitted by law. Upon the occurrence of a change of control event, as defined in the 2007 Plan, all outstanding options will automatically become exercisable in full, and restrictions and conditions for other issued incentives will generally be deemed terminated or satisfied. In addition, our Board of Directors may amend or terminate the 2007 Plan, subject to shareholder approval, to comply with tax or regulatory requirements.

Under the 2007 Plan, all executive officers were granted shares of restricted stock in 2019. These restricted shares will all vest on the fourth anniversary of their grant date. As of December 31, 2019, there were 804,949 shares of unvested restricted stock issued pursuant to the 2007 Plan, which have defined vesting schedules. There were also 837,556 shares of common stock outstanding as of December 31, 2019 that were issued pursuant to the 2007 Plan.

As of December 31, 2019, there were no outstanding options to purchase shares of common stock pursuant to the 2007 Plan.

Retirement Savings Opportunity

Effective January 1, 2006, we established a 401(k) plan covering all employees meeting certain minimum service and age requirements. The plan allows all qualifying employees to contribute the maximum tax-deferred contribution allowed by the Internal Revenue Code.

The non-Highly Compensated Employees, or non-HCEs, do not have a minimum or maximum percentage limit that they can defer. The Highly Compensated Employees, however, are limited to what they can defer based on prior year's testing. Hardship distributions are permitted under well-defined circumstances. Beginning January 2008, our Board approved matching employee contributions. We intend to match a portion of the employee contributions on an annual basis.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefits programs, which consist of medical, dental and vision care coverage, disability insurance and life insurance.

Perquisites

We do not provide perquisites to our employees.

Employment Agreements

During 2019, we entered into new, annual employment agreements with all of our employees. The employment agreements provide that individuals may be eligible for any bonus program which has been approved by our Board of Directors. Any such bonus is discretionary and will be subject to the terms of the bonus program, the terms of which may be modified from year-to-year in the sole discretion of our Board of Directors. During the period of employment under these agreements, each of our employees will be entitled to additional benefits, including eligibility to participate in any company-wide employee benefits programs approved by our Board of Directors as well as reimbursement for reasonable expenses.

Employment is at-will and may be terminated by us at any time, with or without notice and with or without cause. Similarly, each employee may terminate his or her employment with us at any time, with or without notice. Our employment agreements do not provide for any severance payments in the event employment is terminated for cause nor any severance benefits in the event employment is terminated as a result of death or permanent disability. The employment agreements include noncompetition, nonsolicitation and nondisclosure covenants on the part of employees. These agreements also require that, during the term of employment with us and for one year after an individual ceases to be employed by us, each employee may not compete with our business in any manner, unless he or she discloses all facts to our Board of Directors and receives a release allowing him or her to engage in a specific activity. Pursuant to the employment agreements, our employees also agree that for a period of one year after the individual ceases to be employed by us, he or she will not solicit business related to the development or sales of pharmaceutical products from any entity, organization or person which is contracted with us, which has been doing business with us, or which the employee knew we were going to solicit business from at the time he or she ceased to be employed. The agreements also prohibit a terminated employee from soliciting our employees. The employment agreements impose obligations regarding confidential information and state that any discoveries or improvements conceived, developed or otherwise made by the employees, or with others, are deemed our sole property. The employment agreements do not contain any termination or change in control provisions.

Retirement Plan

In 2012, we put in place a new retirement benefit plan, the Summit Program, for a select group of senior management and key employees. These individuals were selected based on tenure, performance and achievement. We expect to add more individuals to this plan each year. The decision to add individuals to this plan is discretionary and will be subject to the terms of the Summit Program.

This benefit program is provided through a defined contribution Supplemental Executive Retirement Plan. As a defined contribution plan, the amount to be contributed is quantifiable and predictable in its impact on our cash and earnings. The Board approved our initial contribution to the plan and approves annual contributions thereafter, at its discretion and based on both employee and Company performance. The employees may also be given the option to defer some of their other compensation into this program.

We will use Corporate Owned Life Insurance to offset future liabilities under the plan. Utilizing such insurance allows the assets to grow on the gross contributions and thus offset the gross growth against the defined contribution liability.

Pension Benefits

Except as described above in the Retirement Plan section, we do not have any plan that provides for payments or other benefits at, following, or in connection with retirement.

2019 Executive Compensation

Our Compensation Committee believes that our executive officers made favorable progress in meeting corporate and individual objectives in 2019 and that the progress justified the resulting increases in base salary as well as annual bonuses and equity awards.

During 2019, management conducted a strategic review of our products, partners and organizations. As a result of this initiative the Company entered into a series of new agreements with commercial partners and also ended several historic arrangements. During the year management completed the transition and integrated the newly acquired Vibativ® brand into the Company’s operations. Regulatory initiatives led to two new FDA approvals while a new Phase II clinical program was established with support of an FDA Orphan Drug Grant. We delivered a growing and diversified revenue stream from our portfolio of FDA-approved products resulting in continued positive cash flow from operations. We ended 2019 in a strong financial position with significant cash and investments.

The factors considered by our Compensation Committee in assessing performance of executive officers in 2019 are set forth below:

•
A.J. Kazimi. Since its inception has led the Company's significant corporate initiatives, including our initial public offering and listing on the Nasdaq Global Select Market. He has raised over $100 million to support the formation, development and growth of the Company. He has developed and guided our strategy to build our commercial portfolio of six FDA-approved brands. Mr. Kazimi has also led the acquisitions associated with four of our marketed products, as well as the establishment of our co-promotion arrangements. He has overseen the management and growth of our organization including key executive appointments and guided our favorable Acetadote® patent defense, as well as the expansion of our patent portfolio. During 2019 Mr. Kazimi has overseen the growth of the Company’s net sales and adjusted earnings. He led the strategic review of our products, partners and organization leading to new arrangements with several key international and domestic partners. During 2019 he coordinated the Company’s efforts to obtain two new FDA approvals associated with the next generation Caldolor product and the RediTrex line of new methotrexate products.

•
Martin E. Cearnal. Mr. Cearnal was instrumental in the sales of each of our brands in 2019. He oversaw the transition of the commercial activities in support of Vibativ®, our newest marketed product, which provided a significant contribution to the revenue for the Company during the year. Mr. Cearnal continued to direct strategy for the marketing campaigns and activities to support all of our products and oversaw the ongoing development of our sales organization in 2019 including the expansion of our National Accounts team and our Hospital sales divisions. He has also continued to be a key member of the Company's business development team, helping to manage our key relationships with other commercial organizations and also conduct the strategic review of our products, partners and capabilities.

•
Leo B. Pavliv. Mr. Pavliv provided leadership for the regulatory and clinical development activities of the Company, leading to two key FDA approvals - for our next generation Caldolor® product and our RediTrex line of new injectable methotrexate products. During 2019 he led our clinical development efforts which resulted in approval of an FDA Orphan Drug Grant to support our new Duchenne’s Muscular Dystrophy clinical program. He also managed our product formulation laboratories and manufacturing partners, including submissions to the FDA for approval of two new suppliers during the year. Mr. Pavliv managed our medical science liaison and pharmacovigilance capabilities in support of the Company's brands in 2019. He is the inventor for most of the Company’s patents, including those newly issued during the year.

•
James L. Herman. Mr. Herman managed the Company's key customer relationships in 2019 resulting in the continued timely distribution of our marketed brands during the year. He oversaw the distribution of our new Vibativ® brand helping with the key transition activities associated with the product. Mr. Herman led the expansion of our national accounts capability and led an initiative to establish accounts with a group of key new customers in support of our Vibativ brand. In addition to these commercial achievements, he continued to lead our corporate compliance efforts which included implementing a new initiative to address the new product serialization requirements as well as the training, communication and implementation of the Company's compliance policies.

•
Michael P. Bonner. Mr. Bonner served as the Company’s principal financial officer and was responsible for the Company’s financial reporting and audit activities in 2019. He continued our record of timely and accurate financial audits and SEC reports. During the year he continued to manage our $20 million bank line of credit and support the investment of the Company’s cash and marketable securities. He managed the financial operations associated with the transition of Vibativ to Cumberland during 2019. Mr. Bonner also managed all the insurance arrangements for the Company during the year.

Director Compensation

Annual compensation for each of our tenured (having completed their first three-year term) non-executive directors for service on the Board of Directors for 2019 was $60,000 plus 1,000 shares of restricted stock issued pursuant to our 2007 Directors' Incentive Compensation Plan, as amended, or the 2007 Directors’ Plan. For each of our non-tenured, non-executive director was $50,000 plus 1,000 shares of restricted stock. In addition, certain directors who were members of our Board Executive Committee received additional annual compensation of $35,000 and our Lead Director received an additional 4,000 shares of restricted stock. The annual compensation for non-executive directors for 2020 will be $60,000 plus 1,000 shares of restricted stock issued pursuant to the 2007 Directors' Plan. Directors who serve on the Board Executive Committee have additional responsibility and will receive additional compensation of $35,000 in 2020 and our Lead Director will receive an additional 5,000 shares of restricted stock. All such director fees are paid in a combination of cash and/or equity, as we and each director shall agree. Cash fees will be accrued and paid on either a monthly or quarterly basis. Directors will not receive separate compensation for attendance at board meetings, board committee meetings or other company board-related activities. Outside directors will be reimbursed for all reasonable and necessary business expenses incurred in the performance of their board responsibilities.

2007 Directors' Incentive Compensation Plan

The purposes of the 2007 Directors’ Plan are to strengthen our ability to attract, motivate, and retain qualified independent directors and to replace the 1999 Plan without impairing the vesting or exercise of any option granted to a director thereunder. In 2017, the 2007 Directors’ Plan was amended to extend the 2007 Directors’ Plan until April 18, 2020. Further, the Board of Directors has recommended that, at the 2020 Annual Meeting, the shareholders approve an amendment to the 2007 Directors' Plan to extend the plan, and our ability to make grants thereunder, until April 21, 2026.

The 2007 Directors' Plan authorizes the issuance to non-employee directors of each of the following types of awards:

•	nonqualified options;

•	restricted stock grants (shares subject to various restrictions and conditions as determined by our Compensation Committee); and

•	stock grants (awards of shares of our common stock with full and unrestricted ownership rights).

The Compensation Committee administers the 2007 Directors' Plan. In the event of a change in control of the Company (as defined in the 2007 Directors' Plan), all outstanding options would automatically become exercisable in full, and restrictions and conditions for other issued awards shall generally be deemed terminated or satisfied. Our Board of Directors may amend or terminate the 2007 Directors' Plan, subject to shareholder approval if necessary, to comply with tax or regulatory requirements.

As of December 31, 2019, there were no outstanding options to purchase shares of common stock pursuant to the 2007 Directors' Plan. As of December 31, 2019, there were 10,000 shares of unvested restricted stock issued pursuant to the 2007 Directors' Plan which have defined vesting schedules.
Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on its review of and discussions with management, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

If you would like additional information on the responsibilities of the Compensation Committee, please refer to its charter, a copy of which is posted on the Company’s website at www.cumberlandpharma.com and is also available in print to any shareholder who requests it.

Submitted by the Compensation Committee

Mr. Jonathan I. Griggs	Ms. Caroline R. Young	Mr. Joseph C. Galante
(Chair)

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
The following table sets forth the compensation for services in all capacities to our company for our fiscal years ended December 31, 2019, 2018 and 2017 for the Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total

A.J. Kazimi	2019	$566,800	$260,000	$598,000	$50,000	$2,497	$1,477,297
Chief Executive Officer	2018	545,000	260,000	670,000	—	744	1,475,744
	2017	523,000	260,000	645,000	50,000	744	1,478,744

Martin E. Cearnal	2019	$312,000	$80,000	$29,900	$40,000	$744	$462,644
Executive Vice President and Chief Commercial Officer	2018	300,000	80,000	33,500	—	744	414,244
	2017	288,750	80,000	74,820	65,000	744	509,314

Leo B. Pavliv	2019	$405,600	$80,000	$149,500	$40,000	$744	$675,844
Executive Vice President and Chief Development Officer	2018	390,000	80,000	167,500	—	744	638,244
	2017	376,400	80,000	64,500	145,000	744	666,644

James L. Herman	2019	$250,000	$55,000	$17,940	$30,000	$648	$353,588
Senior Vice President and Chief Compliance Officer	2018	240,000	55,000	20,100	—	648	315,748
	2017	231,000	55,000	38,700	35,000	648	360,348

Michael P. Bonner	2019	$197,600	$35,000	$14,950	$25,000	$516	$273,066
Senior Director of Finance and Accounting and Chief Financial Officer	2018	190,000	35,000	16,750	—	516	242,266
	2017	182,100	35,000	16,125	25,000	516	258,741

(1)	The fair value of restricted stock awards granted during March 2019 equaled $5.98, the closing price of our common stock on the grant date.

(2)
Represents the additions for the Named Executive Officers to the non-contributory, non-qualified defined contribution plan that provides for the payment of benefits from the general funds of the Company.

(3)	Represents premiums paid for by the Company with respect to life insurance for the benefit of the Named Executive Officers.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. A.J. Kazimi, President and Chief Executive Officer (the “CEO”):
For 2019, our last completed fiscal year, the annual total compensation, including salary, bonus, equity awards, and any deferred compensation of:

•	our median employee identified at our company (other than our CEO) was $119,885; and

•	our CEO, as reported in the Summary Compensation Table, for purposes of determining the CEO Pay Ratio was $1,477,297.

Based on this information, for 2019, the ratio of the annual total compensation of Mr. Kazimi, our CEO, to the annual total compensation of our median employee was estimated to be 12:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of December 31, 2019, our employee population consisted of approximately 94 individuals. To identify the “median employee” from our employee population, we collected actual base salary, bonus, equity awards, and any deferred compensation earned during 2019.
Executive Officers of the Company
Set forth below is information regarding our Named Executive Officers including their ages, positions with our company and principal occupations and employers for at least the last five years. For information concerning such executive officers’ ownership of our common stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”
A.J. Kazimi, Chief Executive Officer. Mr. Kazimi, 61, founded our company in 1999 and has served as the Chairman of our Board of Directors and Chief Executive Officer since inception. His career includes nearly 30 years in the biopharmaceutical industry. At Cumberland, he has overseen the development and FDA approval of the company’s Acetadote® and Caldolor® brands, while also leading the acquisition of the Company’s five other commercial products. He was responsible for Cumberland’s initial public offering and listing on the NASDAQ stock exchange. He also serves as Chairman and Chief Executive of Cumberland Emerging Technologies. Prior to joining our company, he spent eleven years helping to build Therapeutic Antibodies Inc., an international biopharmaceutical company. As President and Chief Operating Officer, he made key contributions to that company’s growth from its start-up phase through its initial public offering and listing on the London stock exchange. Mr. Kazimi started his career at Brown-Forman Corporation, rising through a series of management positions and helping to launch several new products. Mr. Kazimi serves on the board of directors for the Nashville Health Care Council, an association of the largest concentration of healthcare companies in the U.S., as well as the Gettysburg Foundation which works with the National Park Service to preserve the historic Civil War military park. Mr. Kazimi is also an Advisory Board member for the University of Notre Dame’s new School of Global Affairs and Loyola University New Orleans’ College of Business. He previously served on the Board of Aegis Sciences Corporation, a federally certified forensic toxicology laboratory. He holds a B.S. from the University of Notre Dame and an M.B.A. from the Vanderbilt University Owen Graduate School of Management. The Board believes that Mr. Kazimi brings strategic insight, leadership and a history of successful execution to the Company along with a wealth of experience in both the biopharmaceutical industry and the development of emerging companies.
Martin E. Cearnal, Executive Vice President and Chief Commercial Officer. Mr. Cearnal, 75, has served as a member of our Board of Directors since 2004. In 2008, he joined our management team to head commercial development for Cumberland, currently serving as Executive Vice President and Chief Commercial Officer. He is the former President and Chief Executive Officer of Physicians World, which became the largest provider of continuing medical education during his tenure from 1985 to 2000. Physicians World was acquired by Thomson Healthcare in 2000, and Mr. Cearnal served as President of Thomson Physicians World from 2000 to 2003 and Executive Vice President-Chief Strategy Officer for Thomson Medical Education from 2003 through 2005. He then became Executive Vice President-Chief Strategy Officer for Jobson Medical Information. Mr. Cearnal has 50 years of experience in the healthcare industry and has been involved with the launches of such noteworthy pharmaceutical products as Lipitor®, Actos®, Intron-A®, Straterra®, Botox® and Humira®. He spent 17 years at Revlon Healthcare in a variety of domestic and international pharmaceutical marketing roles culminating in his position as Vice President, Marketing for International Operations. He has a B.S. degree from Southeast Missouri State University. The Board believes Mr. Cearnal brings significant marketing-related knowledge to the Company, which has and will help facilitate successful product launches and marketing plans, among other contributions.

Leo B. Pavliv, R. Ph., Executive Vice President, Operations and Chief Development Officer. Mr. Pavliv, 59, has served as our Vice President, Operations since 2003 was named Senior Vice President in 2009 and Chief Development Officer in 2012. He is responsible for Cumberland’s overall drug development, including manufacturing and quality operations, and has over 29 years of experience developing pharmaceutical and biological products. From 1997 to 2003, he worked at Cato Research, a contract research organization, most recently as Vice President of Pharmaceutical Development where he oversaw development of a wide variety of products throughout the development cycle. Prior to 1997, he held various scientific and management positions at both large pharmaceutical and smaller biopharmaceutical firms including Parke-Davis from 1984 to 1986, Agouron Pharmaceuticals from 1992 to 1997, ProCyte from 1989 to 1992, and Interferon Sciences from 1986 to 1989. He is a registered pharmacist (R.Ph.) and is regulatory affairs certified. Mr. Pavliv holds a B.S., Pharmacy, and an M.B.A. from Rutgers University.

James L. Herman, Senior Vice President and Chief Compliance Officer. Mr. Herman, 64, handles all national accounts sales, including wholesalers and retail chain buying offices, managed care home offices and federal government accounts. He is also charged with overseeing our corporate compliance efforts. He has been with us since 2003 and has 27 years of pharmaceutical industry experience. From 1998 to 2003, he was with Solvay Pharmaceuticals and served as Director of Managed Care and Director of Trade Affairs and Customer Service. From 1990 to 1998, Mr. Herman was with Schwarz Pharma, where he held national sales leadership positions in National Accounts and Managed Care. He holds a B.S. from Indiana University and an M.B.A. from Cardinal Stritch University.

Michael P. Bonner, Senior Director Accounting & Finance and Chief Financial Officer. Mr. Bonner, 43, was appointed as the Senior Director Finance and Accounting and Chief Financial Officer effective February 1, 2016. Mr. Bonner had served as the Company’s Director, Financial and Tax Reporting since January 2013 with expanded responsibilities since October 2015. Mr. Bonner has 20 years of finance and accounting experience, primarily within the health care industry. Prior to joining Cumberland, his most recent position was at Advocat Inc. a then $300 million NASDAQ listed health care provider, as Vice President of Accounting and Financial Reporting. Prior to that, he had similar responsibilities at LifePoint Health, a then NASDAQ listed health care provider. Mr. Bonner started his career in the assurance practice at Ernst & Young. A Certified Public Accountant, Mr. Bonner has a Bachelor of Science in accounting and business administration and his MBA with an emphasis in accounting from Troy University.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding grants of plan-based awards we granted to our Named Executive Officers during the fiscal year ended December 31, 2019:

Name	Grant Date	All Other Stock Awards: Numbers of Shares of Stocks	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

A. J. Kazimi	03/18/2019	100,000	—	$598,000
Martin E. Cearnal	03/18/2019	5,000	—	29,900
Leo B. Pavliv	03/18/2019	25,000	—	149,500
James L. Herman	03/18/2019	3,000	—	17,940
Michael P. Bonner	03/18/2019	2,500	—	14,950
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “COMPENSATION DISCUSSION AND ANALYSIS.” A summary of certain material terms of our compensation plans and arrangements is set forth above under “COMPENSATION DISCUSSION AND ANALYSIS — Base Salary and Annual Bonuses” and “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Equity Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding unvested stock and unexercised option awards held by our Named Executive Officers as of December 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

A. J. Kazimi (1)	—		—		—	100,000	$598,000
	—		—		—	100,000	670,000
	—		—		—	100,000	645,000
	—		—		—	100,000	434,000

Martin E. Cearnal (2)	—		—		—	5,000	29,900
	—		—		—	5,000	33,500
	—		—		—	11,600	74,820
	—		—		—	4,000	17,360

Leo B. Pavliv (3)	—	—	—	—	—	25,000	149,500
	—	—	—	—	—	8,500	55,760
	—	—	—	—	—	10,000	64,500
	—	—	—	—	—	5,000	21,700

James L. Herman (4)	—	—	—	—	—	3,000	17,940
	—	—	—	—	—	3,000	20,100
	—	—	—	—	—	6,000	38,700
	—	—	—	—	—	2,750	11,935

Michael P. Bonner (5)	—	—	—	—	—	2,500	14,950
	—	—	—	—	—	2,500	16,750
	—	—	—	—	—	2,500	16,125
	—	—	—	—	—	5,000	21,700

(1)    A. J. Kazimi:

•	100,000 shares of restricted stock granted on March 18, 2019; 100% vested on March 18, 2023.

•	100,000 shares of restricted stock granted on March 20, 2018; 100% vested on March 20, 2022.

•	100,000 shares of restricted stock granted on March 17, 2017; 100% vested on March 17, 2021.

•	100,000 shares of restricted stock granted on March 18, 2016; 100% vested on March 18, 2020.
(2)    Martin E. Cearnal:

•	5,000 shares of restricted stock granted on March 18, 2019; 100% vested on March 18, 2023.

•	5,000 shares of restricted stock granted on March 20, 2018; 100% vested on March 20, 2022.

•	11,600 shares of restricted stock granted on March 17, 2017; 100% vested on March 17, 2021.

•	4,000 shares of restricted stock granted on March 18, 2016; 100% vested on March 18, 2020.

(3)    Leo B. Pavliv:

•	25,000 shares of restricted stock granted on March 18, 2019; 100% vested on March 18, 2023.

•	8,500 shares of restricted stock granted on March 20, 2018; 100% vested on March 20, 2022.

•	10,000 shares of restricted stock granted on March 17, 2017; 100% vested on March 17, 2021.

•	5,000 shares of restricted stock granted on March 18, 2016; 100% vested on March 18, 2020.
(4) James L. Herman:

•	3,000 shares of restricted stock granted on March 18, 2019; 100% vested on March 18, 2023.

•	3,000 shares of restricted stock granted on March 20, 2018; 100% vested on March 20, 2022.

•	6,000 shares of restricted stock granted on March 17, 2017; 100% vested on March 17, 2021.

•	2,750 shares of restricted stock granted on March 18, 2016; 100% vested on March 18, 2020.
(5)    Michael P. Bonner:

•	2,500 shares of restricted stock granted on March 18, 2019; 100% vested on March 18, 2023.

•	2,500 shares of restricted stock granted on March 20, 2018; 100% vested on March 20, 2022.

•	2,500 shares of restricted stock granted on March 17, 2017; 100% vested on March 17, 2021.

•	5,000 shares of restricted stock granted on March 18, 2016; 100% vested on March 18, 2020.

Option Exercises and Stock Vested
The following table sets forth information regarding the exercise of stock option awards held by our Named Executive Officers during the fiscal year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

A.J. Kazimi	—	—	53,377	$299,979
Martin E. Cearnal	—	—	3,228	$17,122
Leo B. Pavliv	—	—	24,121	$133,663
James L. Herman	—	—	5,560	$28,745
Michael P. Bonner	—	—	967	$5,435
Non-Qualified Deferred Compensation Table
The following table reflects the contributions, earnings and account balances for the Named Executive Officers in the plan. This plan is a non-contributory non-qualified defined contribution plan that provides for the payment of benefits from the general funds of the Company. Participation in this plan is limited to a selected group of management or highly compensated employees of the Company. Vesting in the Company contributions occurs at the earlier of 60 months of plan participation and reaching the age of 65 or 120 months of participation into the plan. The participants may direct which investment fund the investment amounts are placed within the plan. If no fund is selected by the participant, the Company contributions will be deemed to be invested in a money market account for the participant. The activity was as follows during the fiscal year ended December 31, 2019:

Name	Executive Contributions	Registrant Contributions (1)	Aggregate Earnings (loss)	Aggregate Withdrawals / Distributions	Aggregate Balance

A.J. Kazimi	$—	$50,000	$17,216	$—	$115,740
Martin E. Cearnal	18,500	40,000	98,155	—	674,770
Leo B. Pavliv	—	40,000	142,597	—	751,852
James L. Herman	10,000	30,000	87,501	—	390,426
Michael P. Bonner	—	25,000	18,783	—	103,791

(1)	The registrant contributions are included as a component of the summary compensation table while the aggregate earnings are excluded from the summary compensation table.

Equity Compensation Plan Information
The following table provides aggregate information as of December 31, 2019, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	none	none	744,154
Equity compensation plans not approved by security holders	none	none	none
Total	none	none	744,154
Director Compensation Table
The following table sets forth information regarding the aggregate compensation we paid to the members of our Board of Directors during the fiscal year ended December 31, 2019:

Name	Fee Earned or Paid in Cash	Stock Awards ($)		Option Awards ($)		Total

Joey A. Jacobs	$60,000	$29,900	(1)	$—	(1)	$89,900
Dr. Gordon R. Bernard	95,000	—		—		95,000
Jonathan I. Griggs	60,000	5,980	(2)	—	(2)	65,980
Caroline R. Young	50,000	5,980	(3)	—	(3)	55,980
Kenneth J. Krogulski	50,000	5,980	(4)	—	(4)	55,980
James R. Jones	60,000	5,980	(5)	—	(5)	65,980
Joseph C. Galante	50,000	5,980	(6)	—	(6)	55,980

(1)	On March 18, 2019, restricted shares were awarded with a grant-date fair value of $5.98 per share. As of December 31, 2019, Mr. Jacobs had 5,000 shares of restricted stock outstanding.

(2)	On March 18, 2019, restricted shares were awarded with a grant-date fair value of $5.98 per share. As of December 31, 2019, Mr. Griggs had 1,000 shares of restricted stock outstanding.

(3)	On March 18, 2019, restricted shares were awarded with a grant-date fair value of $5.98 per share. As of December 31, 2019, Mrs. Young had 1,000 shares of restricted stock outstanding.

(4)	On March 18, 2019, restricted shares were awarded with a grant-date fair value of $5.98 per share. As of December 31, 2019, Mr. Krogulski had 1,000 shares of restricted stock outstanding.

(5)	On March 18, 2019, restricted shares were awarded with a grant-date fair value of $5.98 per share. As of December 31, 2019, Mr. Jones had 1,000 shares of restricted stock outstanding.

(6)	On March 18, 2019, restricted shares were awarded with a grant-date fair value of $5.98 per share. As of December 31, 2019, Mr. Galante had 1,000 shares of restricted stock outstanding.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of our company are under the general management of our Board of Directors as provided by the laws of the State of Tennessee and our Bylaws. We have standing Audit, Compensation and Governance & Nominating Committees of the Board of Directors. The separately designated standing Audit Committee has been operating in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

The Board of Directors has adopted a written charter for each of our standing committees that establishes the responsibilities of the respective committee. The charter of the Audit Committee, the charter of the Compensation Committee, and the charter of the Governance & Nominating Committee are available on our website at www.cumberlandpharma.com under the tab “Investor Relations - Corporate Governance.”

The Board of Directors held four meetings during fiscal year 2019 which were fully attended by each director. Each director also attended all meetings held by all standing committees of the Board on which such director served during 2019 except for one director who was unable to attend one committee meeting. While the Company currently has no formal policy with respect to the attendance of members of the Board of Directors at annual meetings, all directors did attend our 2019 Annual Meeting.

Director Independence

The Board of Directors has affirmatively determined the independence of each director in accordance with the NASDAQ Global Select Market rules and listing standards. The Board has affirmatively determined that each of Messrs. Jacobs, Griggs, Jones, Krogulski, Galante, Dr. Bernard and Ms. Young qualifies as an independent non-employee director with no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by the Company’s shareholders. The basic responsibility of the Board of Directors is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to facilitate the Board of Directors acting effectively as a working group so that the Company and its performance may benefit. The role of the Chairman includes providing continuous feedback on the direction, performance and strategy of the Company, serving as Chair of meetings of the Board of Directors, setting the Board of Director’s agenda with the Company, and leading the Board of Directors in anticipating and responding to business challenges. The Board of Directors believes that the advisability of having a separate or combined chairman and chief executive officer is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging these strengths. At this time, given the composition of the Company’s Board, the effective leadership of Mr. Kazimi as both Chairman of the Board of Directors and Chief Executive Officer, and the current challenges faced by the Company, the Board of Directors believes that combining the positions of Chairman of the Board of Directors and Chief Executive Officer provides the Company with the right foundation to pursue the Company’s strategic and operational objectives, while maintaining effective oversight and objective evaluation of the performance of the Company.

Board Oversight of Risk

Assessing and managing risk is the responsibility of the Company’s management team, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. The Audit Committee reviews financial risks that may be material to the Company, as well as major legislative and other developments which could materially impact the Company’s financial risks. The Company does not participate in hedging activities and it does not have a hedging policy statement. The Audit Committee would be made aware of any class of transactions that would need to be evaluated as a hedging activity. In addition, the Board of Directors has delegated to the Compensation Committee the responsibility of assessing the risks associated with the Company’s compensation practices and policies for employees, including consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in Company practices and policies. The full Board reviews all identified risks that may be material to the Company, including those detailed in the Audit Committee’s reports and those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks.

Audit Committee

The Board of Directors has instructed the Audit Committee to meet periodically with our management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our Board of Directors the independent registered public accounting firm to be retained, and receive and consider the auditors’ comments as to controls, adequacy of staff and management personnel and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee’s functions are further described under the heading “Audit Committee Report.”

The Audit Committee is currently comprised of Mr. James R. Jones, Chairman, Mr. Jonathan I. Griggs, Mr. Kenneth J. Krogulski and Mr. Joseph C. Galante. The members of the Audit Committee are “independent,” as determined in accordance with the listing standards for companies listed on the NASDAQ Global Select Market. The members also satisfy the Securities and Exchange Commission’s additional independence requirements for members of audit committees and Rule 10A-3 of the Exhange Act. The Board of Directors has determined that James Jones is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933 and that each member of the Audit Committee has sufficient financial sophistication to qualify as an audit committee member under NASDAQ Global Select Market listing standards. The Audit Committee met four times during fiscal year 2019.

Compensation Committee

The Compensation Committee is authorized to establish compensation policies for our Company, review annual salaries and bonuses of our executive officers and has the authority to determine the aggregate granting of equity awards, the times at which such equity awards shall be granted, the number of shares issued, the vesting term and any exercise price associated with such equity awards under our equity compensation plans. In addition, the Compensation Committee recommends to the full Board of Directors the compensation of our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee has the authority to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The Compensation Committee has not determined a need for the engagement of an independent compensation consultant. The Compensation Committee currently consists of Mr. Jonathan I. Griggs, Chairman, Ms. Caroline. R. Young and Mr. Joseph C. Galante. Each member of the Compensation Committee is “independent,” as such term is defined in the listing standards for companies listed on the NASDAQ Global Select Market, including, without limitation, the specific requirements of NASDAQ Rule 5605(d)(2) for compensation committee members. The Compensation Committee met two times during fiscal year 2019.

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. The Compensation Committee designs compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our programs encourage and reward prudent business judgment and appropriate risk-taking over the long term.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. The Compensation Committee is made up entirely of independent directors. In addition, none of the Company’s executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Nomination of Directors

The Governance & Nominating Committee (the "Governance Committee"), the members of which are currently, Mr. Joey A. Jacobs, Chairman, Mr. Jonathan I. Griggs, Dr. Gordon R. Bernard and Ms. Caroline R. Young, is responsible for identifying, screening and recommending qualified candidates to serve on our Board of Directors. The Governance Committee is directed, among other things, to: develop and recommend to the Board of Directors specific guidelines and criteria for selecting nominees to the Board of Directors; formulate a process to identify and evaluate candidates to be recommended; and evaluate the performance of incumbent members of the Board of Directors to determine whether to recommend such persons for re-election. All members of the Governance Committee are “independent” as defined in the listing standards for companies listed on the NASDAQ Global Select Market. The Governance Committee met one time during fiscal year 2019.

It is our policy that the Governance Committee consider recommendations for the nomination of directors submitted by our significant, long-term shareholders (generally, shareholders that have beneficially owned more than 5% of our outstanding shares for at least two years). The Governance Committee will give consideration to such recommendations that have been submitted in accordance with procedural requirements adopted by the Governance Committee. All such shareholder nominating recommendations must be in writing, addressed to the Governance Committee, care of the Corporate Secretary at Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Shareholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Governance Committee to consider, to the Corporate Secretary no later than 120 days prior to the date of the notice of annual meeting released to shareholders in connection with the prior year’s annual meeting.

The Governance Committee has determined that, at the minimum, nominees for directorship should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a board representing diverse experience in areas that are relevant to the Company’s business activities and considers diversity when identifying nominees for directorship. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently and should be committed to serve on the Board of Directors for an extended period of time.

Prior to nominating a candidate for election to the Board of Directors, the Governance Committee will review the qualifications of each candidate. Final candidates may be interviewed by the Company’s Chairman of the Board of Directors and one or more other members of the Board of Directors. The Governance Committee will then make a recommendation to the Board of Directors based on its review, the results of interviews with the candidate and all other available information.

In determining whether to nominate an incumbent director for reelection, the Governance Committee will evaluate each incumbent’s continued service, in light of the Board of Director’s collective requirements, at the time such Director comes up for reelection.

In determining whether to include a shareholder nominee in the Board of Directors slate of nominees, the Governance Committee will consider all information relevant in their business judgment to the decision of whether to nominate the particular candidate for a Board of Directors seat, taking into account the current composition of the Company’s Board of Directors.

In addition to the foregoing, shareholders may nominate directors for election without consideration by the Governance Committee so long as we are provided with proper notice of such nomination, which notice includes all the information required pursuant to Regulation 14A under the Exchange Act including the consent to serve as a director.

The Governance Committee recommended, and the Board of Directors approved the inclusion of Mr. Joey A. Jacobs, Ms. Caroline R. Young, Mr. Kenneth J. Krogulski and Mr. Jonathan I. Griggs on the Company’s proxy card for election to the Board of Directors at the 2020 Annual Meeting based on the aforementioned review process. In doing so, the Governance Committee has affirmatively determined that (i) Mr. Jacobs, Ms. Young, Mr. Krogulski and Mr. Griggs are all “independent” under NASDAQ listing standards and SEC rules and regulations.

Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including the principal executive officer, principal financial officer and principal accounting officer. It covers all areas of professional conduct, including but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to the Company’s business. You can access the latest copy of our Code of Business Conduct and Ethics on our website, www.cumberlandpharma.com. Or, to obtain a copy the Code of Business Conduct and Ethics, without charge, any person may submit a written request to Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203 Attention: Corporate Secretary.

Transactions with Related Person
The Committee’s charter charges it with the responsibility to review and approve any proposed transaction between the Company and any related person, as defined in Item 404 of SEC Regulation S-K.  There is no written policy on related party transactions. During 2019, there were no transactions involving the Company and a related person, and currently, no related person, to our knowledge, is a party to any material transactions with the Company other than the compensation discussed in the section labeled “EXECUTIVE COMPENSATION AND RELATED INFORMATION.”

Legal Proceedings
Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.
Shareholder Communications with the Board
Any shareholder can communicate with all directors or with specified directors by sending correspondence to our Corporate Secretary at 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203. All such letters will be forwarded to the entire Board or to the Director(s) specified by the shareholder.
If you would like additional information on the responsibilities of the Governance & Nominating Committee, please refer to its charter, a copy of which is posted on the Company’s website at www.cumberlandpharma.com and is also available in print to any shareholder who requests it.
Submitted by the Governance & Nominating Committee

Mr. Joey A. Jacobs	Dr. Gordon R. Bernard	Mr. Jonathan I. Griggs	Ms. Caroline R. Young
(Chair)

SHAREHOLDER PROPOSALS
At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. The Board of Directors may also submit other matters to the shareholders for action at the Annual Meeting. Any proposal which a shareholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of shareholders to be held in 2020 must be received by Cumberland Pharmaceuticals Inc., no later than November 11, 2020. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the Proxy Statement and Proxy in 2021. Any such proposal should be directed to our Corporate Secretary at our principal executive offices located at 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203.
OTHER MATTERS
Miscellaneous
Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.
Annual Report
Our Annual Report has been made available to shareholders and is posted on our website at http://www.cstproxy.com/cumberlandpharma/2020. The Company will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 upon the written request of any shareholder. Requests can be made by writing to: Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203, Attention: Corporate Secretary.
By order of the Board of Directors,
A.J. Kazimi
Chairman and Chief Executive Officer
Nashville, Tennessee
March 20, 2020

As a shareholder of Cumberland Pharmaceuticals Inc. you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 4, 2020.

:		(		☐
Vote Your Proxy on the Internet:		Vote Your Proxy on your Mobile:		Vote Your Proxy via the mail:
	OR		OR
Go to www.cstproxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

ÚFOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

PROXY

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 4, AND 5 AND "Every Three Years" for Proposal 3.

					Every Year	Every Other Year	Every Three Years	Abstain
1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.	FOR all Nominees	WITHHOLD AUTHORITY for all nominees		3. To provide advisory approval of the frequency of the advisory vote on all of the compensation of the Company’s named executives. (The Board recommends "Every Three Years")	☐	☐	☐	☐
NOMINEES: 01 Joey A. Jacobs, 02 Caroline R. Young, 03 Kenneth J. Krogulski, and 04 Jonathan I. Griggs	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)				4. To approve an amendment to the Amended and Restated 2007 Long-Term Incentive Plan, extending such plan through April 21, 2026.		For	Against	Abstain
						☐	☐	☐

2. To provide advisory approval of all of the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
	For	Against	Abstain	5. To approve an amendment to the Amended and Restated 2007 Directors' Incentive Plan, extending such plan through April 21, 2026.		For	Against	Abstain
	☐	☐	☐			☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
I understand that I may revoke this Proxy only by: (i) written instructions to that effect, signed and dated by me, which must be actually received by the Corporate Secretary prior to the commencement of the Annual Meeting; (ii) properly submitting to the Company a duly executed proxy bearing a later date; OR (iii) appearing at the Annual Meeting and voting in person.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:
Signature _________________________________ Signature if Held Jointly____________________________________ Date____________ , 2020.
Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 5, 2020

The Notice, Proxy Statement, and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at:
http://www.cstproxy.com/cumberlandpharma/2020

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CUMBERLAND PHARMACEUTICALS INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2020

The undersigned hereby appoints A.J. Kazimi and Joey A. Jacobs, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Cumberland Pharmaceuticals Inc., held of record by the undersigned on March 2, 2020 at the Annual Meeting of Shareholders to be held at the Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203 on Tuesday, May 5, 2020, at 9:00 a.m. Central Time, or any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the instructions specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE. THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please mark, sign, date and return the Proxy promptly using the enclosed envelope.

(Continued, and to be marked, dated and signed, on the other side)

Appendix A
AMENDMENT NUMBER 2
TO THE CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN

WHEREAS, Cumberland Pharmaceuticals Inc. (the “Company”), a corporation organized under the laws of Tennessee, originally adopted the Cumberland Pharmaceuticals Inc. 2007 Long-Term Incentive Compensation Plan on April 18, 2007, amended and restated by that certain amended and restated 2007 Long-Term Incentive Compensation Plan, effective as of April 17, 2012 (the "Plan");
WHEREAS, under Section 12 of the Plan, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan as permitted by applicable statutes, except that it may not revoke or alter the Plan in a manner unfavorable to the grantees of any Incentives awarded under the Plan or any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval if such approval is required by any applicable law or regulation;
WHEREAS, the Board has determined that it is advantageous to the Company to amend the Plan to allow Incentives to be granted after April 18, 2020, the date currently specified in Section 12 as the last date upon which an Incentive may be granted under the Plan; and
WHEREAS, capitalized terms used and not defined herein shall have the meanings set forth in the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:
The last sentence of Section 12 of the Plan is hereby stricken in its entirety and replaced with the following: “No Incentive may be awarded under the Plan after the earlier of the following dates: (a) the date that no shares of Stock remain available for issuance through the Plan, or (b) April 21, 2026. However, awards made on or before such date may extend beyond such date.”
Except as expressly set forth in this amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company hereby certifies that the foregoing Amendment Number 2 to the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Long-Term Incentive Compensation Plan was (i) approved by the Board of Directors and (ii) approved by a majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: May [ ], 2020

Jean W. Marstiller
Corporate Secretary

Appendix B

CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED
2007 LONG-TERM INCENTIVE COMPENSATION PLAN
This Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Long-Term Incentive Compensation Plan (“Plan”), effective April 17, 2012, is established primarily to encourage employees and Consultants of Cumberland Pharmaceuticals Inc. (the “Company”), its Affiliates, and its joint ventures to acquire Stock and other equity-based interests in the Company. It is believed that the Plan will stimulate employees’ and Consultants’ efforts on the Company’s behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its shareholders, and will encourage such employees and Consultants to have greater personal financial investment in the Company through ownership of its Stock. The Plan supersedes and replaces the Cumberland Pharmaceuticals Inc. 1999 Stock Option Plan (the “Original Incentive Plan”) but does not impair the vesting or exercise of any option granted under the Original Incentive Plan prior to the date that this Plan became effective.

1.	Definitions
"Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Exchange Act.
"Blackout Period” means any period self-imposed by the Company or required under applicable law that restricts the purchase and sale of the Stock by designated persons for a period of time.
The “Board” means the Board of Directors of the Company.
“Cause” shall mean: (a) theft of property belonging to the Company or one of its Affiliates (including but not limited to trade secrets and confidential information); (b) fraud on the Company or one of its Affiliates; (c) conviction of, or pleading “no contest” to, a felony committed while employed by or consulting for the Company or one of its Affiliates; (d) breach of fiduciary duty to the Company or one of its Affiliates; or (e) deliberate, willful or gross misconduct related to the Company or an Affiliate.
The “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.
The “Committee” means the Compensation Committee of the Board of Directors of the Company.
The “Company” means Cumberland Pharmaceuticals Inc.
“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to the Company or one of its Affiliates or joint ventures, provided that the identity of such person, the nature of such services or the Person to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.
“Covered Employee” means an employee, as described in Section 162(m) of the Code and the associated Treasury regulations, who, on the last day of the Company’s taxable year, is either the Company’s Chief Executive Officer or among the four highest compensated employees of the Company or one of its Affiliates.
“Division” means a section of the Company or an Affiliate.
“Eligible Employee” means a regular full-time or part-time employee of one of the Related Entities, including officers, whether or not under direction of the Company.
“Employment Termination” means termination of the employment of an individual who is employed by one of the Related Entities, provided that termination of an individual from a Related Entity for the purpose of immediately transferring such individual to another Related Entity shall not constitute “Employment Termination” for purposes of this Plan.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means (i) if the Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date, and if shares are not traded on such day, on the next preceding trading date, (ii) if the Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and (iii) if the Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith. For purposes of awards effective as of the effective date of the Company’s initial public offering, Fair Market Value of Stock shall be the price at which the Stock is offered to the public in its initial public offering.
“Incentive Option” means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
“Incentives” means awards made under this Plan of any of the following, or any combination of the following: (a) Options (including both Incentive Options and Nonstatutory Stock Options); (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Restricted Stock Units.
“Nonstatutory Stock Option” means any Option that is not an Incentive Option.
“Option” means an option to purchase one or more shares of the Company’s Stock.
“Participant” means any holder of an Incentive awarded under the Plan.
“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Covered Employee for a Performance Period. The Performance Criteria used to establish Performance Goals include but are not limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for Covered Employees who received Qualified Performance-Based Incentives.
“Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or Division or a joint venture of which the Company or an Affiliate is a member.
“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Covered Employee’s right to, and the payment of, a Qualified Performance-Based Incentive.
“Plan” shall refer to the Cumberland Pharmaceuticals Inc. 2007 Long-Term Incentive Compensation Plan described in this document.
“Qualified Performance-Based Incentives” means awards of Incentives intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
“Related Entities” shall refer to the Company and its Affiliates and to joint ventures in which the Company or one of its Affiliates is a member.

“Restricted Stock” means shares of Stock granted to a Participant subject to a Risk of Forfeiture.
“Restricted Stock Unit” means a right granted to a Participant to receive cash, Stock, or other awards in the future that is subject to a Risk of Forfeiture.
“Restriction Period” means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.

“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock or a Restricted Stock Unit, including a right in the Company to reacquire shares of Restricted Stock or a Restricted Stock Unit at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.
“SARs” shall refer to Stock Appreciation Rights.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Stock” shall refer to one or more shares of the Company’s Stock.
“Terminated Employee” means an individual who meets the following criteria:
(a) the individual is granted Incentives under this Plan at a time when he or she is employed by one of the Related Entities; and
(b) the individual is thereafter terminated from a Related Entity due to: (i) such person’s voluntary resignation, retirement, death, or extended absence from work as a consequence of disability; (ii) a reduction in force; (iii) a termination without Cause; or (iv) any other reason not covered by subsection 4(b) below, provided that an individual who is terminated merely for purposes of transferring such individual from one Related Entity to another shall not constitute a “Terminated Employee” for purposes of this definition.
“Stock Appreciation Right” means a right to receive any excess in the Fair Market Value of shares of Stock over a specified exercise price.

2.	Incentives
Incentives under the Plan may be granted to Eligible Employees in any one or a combination of: (a) Incentive Options (or other statutory stock option); (b) Nonstatutory Stock Options; (c) SARs; (d) Restricted Stock and (e) Restricted Stock Units. Incentives under the Plan may be granted to Consultants in any one or a combination of: (a) Nonstatutory Stock Options, (b) SARs, and (c) Restricted Stock and (d) Restricted Stock Units. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee, except that the provisions of this Plan shall not apply retroactively to any Incentive issued before the effective date of this Plan. Determinations by the Committee under the Plan (including, without limitation, determinations as to the Eligible Employees; the form, amount and timing of Incentives; and the terms and provisions of agreements evidencing Incentives) need not be uniform and may be made selectively among Eligible Employees and Consultants who receive, or are eligible to receive, Incentives, whether or not such Eligible Employees and Consultants are similarly situated.

3.	Administration
(a) Committee. The Plan shall be administered by the Committee. No person who makes or participates in making an award under this Plan, whether as a member of the Committee, a delegate of the Committee, or in any other capacity, shall make or participate in making an award to himself or herself. No member of the Board or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Powers of Committee. The Committee will have full discretionary power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, in addition to all other powers provided by this Plan, the Committee’s discretionary powers will include, but will not be limited to, the following discretionary powers:
(i) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;
(ii) To interpret the Plan;
(iii) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, and the determination of whether a worker is an Eligible Employee shall be made in the sole and exclusive discretion of the Committee;

(iv) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;
(v) To the extent allowed by law, to delegate some or all of its power and authority to the Company’s Chief Executive Officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate. However, the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to the Exchange Act;
(vi) To impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality agreements and, to the extent allowed by law, non-competition and other restrictive or similar covenants.
(vii) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award made under the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and
(viii) If the Committee determines that the amendment of an Incentive awarded under this Plan is in the best interest of a Participant, to amend any such Incentive without the consent of the Participant, provided that no Incentive may be amended by backdating or in any other manner that would violate any applicable law or regulation or in any manner that would violate the terms of this Plan.
Any determination by the Committee or its delegate(s) shall be final, binding and conclusive on all persons, in the absence of clear and convincing evidence that the Committee or its delegates(s) acted arbitrarily and capriciously.
(c) Vesting Period. If applicable, the Committee shall determine the vesting period for Incentives granted under this Plan and shall specify such vesting period in writing in making an award of an Incentive under this Plan. However, should the Committee award Options or SARs under this Plan without specifying a vesting period, (i) any SAR awarded in tandem with any underlying Option shall vest on the date that its underlying Option vests, and (ii) Options and SARs awarded without an underlying Option shall vest on a graduated basis over a five-year period, with 20% of the Options (or, if applicable, the SARs) vesting on each anniversary of the date of grant until all Options (or, if applicable, SARs) covered by the grant are vested.
(d) Compliance with 409A. To the extent that the Board determines that any Incentive granted under the Plan is subject to §409A of the Code, the granting document evidencing such Incentive shall incorporate the terms and conditions required by §409A of the Code. To the extent applicable, the Plan and granting documents prepared in connection with the Plan shall be interpreted in accordance with §409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the effective date of this Plan, the Board determines that any Incentive may be subject to §409A of the Code, the Board may adopt such amendments to the Plan and the applicable granting document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate to (1) exempt the Incentive from §409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive or (2) comply with the requirements of §409A of the Code.

(e) Documentation of Award of Incentive. Each Incentive awarded under this Plan shall be evidenced in such written form as the Committee shall determine. Each award may contain terms and conditions in addition to those set forth in the Plan.
(f) Participants Outside the United States. The Committee may modify the terms of any Incentive granted under the Plan to a Participant who is, at the time of grant or during the term of the Incentive, resident or primarily employed outside of the United States. Such modification, which may be made in any manner deemed by the Committee to be necessary or appropriate, shall only be made in order that the Incentive shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Incentive to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Incentive. No such modification, supplement, amendment, restatement or alternative version may increase the share limits set forth in this Plan or violate any applicable law of the United States.
(g) Exchange and Repricing. The Committee may, in its sole discretion, exchange any Incentives for an Option, Restricted Stock, Restricted Stock Units, SAR, other equity award, cash or other property or “reprice” an Option granted under this Plan or the 1999 Stock Option Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP.

4.	Eligibility/Forfeiture in the Event of Termination for Cause
(a) Eligibility. Eligible Employees may receive Incentives under this Plan. Those members of the Board who are not Eligible Employees are not eligible to receive Incentives under this Plan. Consultants are eligible to receive Incentives to the extent specified in Section 2 above.
(b) Forfeiture. If the Company or one of its Affiliates or joint ventures terminates an Eligible Employee for Cause or cancels the engagement of a Consultant for Cause or discovers facts that would have entitled it to cancel the engagement of such Consultant if such engagement were still ongoing, the Board, by written resolution, may, to the fullest extent allowed by law, cancel and/or cause the forfeiture of any unvested and/or unexercised Option, unvested and/or unexercised Restricted Stock Units, unvested or unexercised SAR, or Restricted Stock awarded to such Eligible Employee or Consultant.

5.	Qualified Performance-Based Incentives
(a) Applicability. This section will apply only to Covered Employees, or to those persons whom the Committee determines are reasonably likely to become Covered Employees in the period covered by an Incentive. The Committee may, in its discretion, select particular Covered Employees to receive Qualified Performance-Based Incentives. The Committee may, in its discretion, grant Incentives (other than Qualified Performance-Based Incentives) to Covered Employees that do not satisfy the requirements of this section.
(b) Purpose. As to any Covered Employee or person likely to become a Covered Employee during the period covered by an Incentive, the Committee shall have the ability to qualify any of the Incentives as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Incentive as a Qualified Performance-Based Incentive, the provisions of this section will control over any contrary provision contained in the Plan. In the course of granting any Incentive, the Committee may specifically designate the Incentive as intended to qualify as a Qualified Performance-Based Incentive. However, no Incentive shall be considered to have failed to qualify as a Qualified Performance-Based Incentive solely because the Incentive is not expressly designated as a Qualified Performance-Based Incentive, if the Incentive otherwise satisfies the provisions of this section and the requirements of Section 162(m) of the Code and the regulations thereunder applicable to “performance-based compensation.”
(c) Authority. All grants of Incentives intended to qualify as Qualified Performance-Based Incentives shall be made by the Committee or, if all of the members thereof do not qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, by a subcommittee of the Committee consisting of such of the members of the Committee who do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan. The Committee (or subcommittee, if necessary) shall also determine the terms applicable to Qualified Performance-Based Incentives.

(d) Discretion of Committee. Options may be granted as Qualified Performance-Based Incentives. The exercise price of any Option intended to qualify as a Qualified Performance-Based Incentive shall in no event be less than the Fair Market Value on the date of the grant of the Stock covered by the Option. With regard to other Incentives intended to qualify as Qualified Performance-Based Incentives, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period. Additionally, the Committee shall have full discretion to establish the Performance Criteria, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, Affiliate or Division. Any Performance Goal or Goals applicable to Qualified Performance-Based Incentives shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code), and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.
(e) Payment of Qualified Performance-Based Incentives. A Covered Employee will be eligible to receive payment under a Qualified Performance-Based Incentive that is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Incentive, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Incentive earned for the Performance Period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.
(f) Limitation of Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Incentive shall be made except on such basis, if any, as will not cause such Incentive to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

6.	Shares Available for Incentives and Limits on Incentives
(a) Maximum Shares. Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 2,400,000 shares of Stock of the Company.
(b) Limit on an Individual’s Incentives. In any given year, no Eligible Employee or Consultant may receive Incentives covering more than 20% of the aggregate number of shares that may be issued pursuant to the Plan. Except as may otherwise be permitted by the Code, Incentive Options granted to an employee of the Company or its parent or subsidiary during one calendar year shall be limited as follows: at the time the Incentive Options are granted, the Fair Market Value of the Stock covered by Incentive Options first exercisable by such employee in any calendar year may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the Stock as of the date the Qualified Performance-Based Incentive is granted.
(c) Source of Shares. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Stock or from Stock held in the Company treasury. To the extent that shares of Stock subject to an outstanding award under the Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised; by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award; by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the Participant; or

being exchanged for a grant under the Plan that does not involve Stock, then such shares shall immediately again be available for issuance under the Plan, unless such availability would cause the Plan to fail to comply with Rule 16b-3 under Exchange Act, or any other applicable law or regulation.
(d) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make appropriate adjustments in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the price of Options; and in the Fair Market Value of SARs. No adjustment under this section or any other part of this Plan shall be made if: (1) it would cause an Incentive granted under this Plan as a Qualified Performance-Based Incentive to fail under Code 162(m), (2) it would cause an Incentive Option granted under this Plan to fail to meet the criteria for an Incentive Option, or (3) it would violate any applicable law or regulation.

7.	Effect of Employment Termination on Options, Restricted Stock Units and SARs
(a) As to a “Terminated Employee”:
(i) Any unvested Options, unvested Restricted Stock Units and unvested SARs held by such individual on the date of his or her Employment Termination shall lapse and be automatically cancelled and of no further force and effect as of midnight on the date of such individual’s Employment Termination.
(ii) Any vested but unexercised Options held by such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised or surrendered under a SAR within the earlier of: (a) 90 days after the date of such individual’s Employment Termination, or (b) the expiration date of the Option. However, in the event that such an individual is subject to a Blackout Period during the entire 90 days after such individual’s Employment Termination, then such individual shall have until 10 business days after the expiration of the Blackout Period applicable to him or her to exercise Options that were vested but unexercised as of his or her Termination Date, unless such Option expires by its own terms prior to the end of the Blackout Period.
(iii) Any vested but unexercised SARs held by such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised within the earlier of: (a) 90 days after the date of such individual’s Employment Termination, or (b) the expiration date of the SAR. However, in the event that such an individual is subject to a Blackout Period during the entire 90 days after such individual’s Employment Termination, then such individual shall have until 10 business days after the expiration of the Blackout Period applicable to him or her to exercise SARs that were vested but unexercised as of his or her Termination Date, unless such SARs expire by their own terms prior to the end of the Blackout Period.
(iv) Any vested but unexercised Restricted Stock Units held by such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised within the earlier of: (a) 90 days after the date of such individual’s Employment Termination, or (b) the expiration date of the Restricted Stock Unit. However, in the event that such an individual is subject to a Blackout Period during the entire 90 days after such individual’s Employment Termination, then such individual shall have until 10 business days after the expiration of the Blackout Period applicable to him or her to exercise Restricted Stock Units that were vested but unexercised as of his or her Termination Date, unless such Restricted Stock Unit expires by its own terms prior to the end of the Blackout Period.
(b) In a situation in which an individual is terminated from a Related Entity for Cause, his or her unvested Options, unvested Restricted Stock Units and SARs shall lapse and be automatically cancelled in accordance with subsection 4(b) above; however, if for any reason such individual’s unvested Options and SARs have not either lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for Cause, then such individual’s unvested Options and unvested SARs shall lapse, be cancelled, and/or expire at midnight on the date that he or she is terminated by the Related Entity for Cause.
(c) In a situation in which an individual is terminated by a Related Entity for Cause, his or her Options, Restricted Stock Units and SARs that are vested but unexercised as of the date that his or her employment is terminated for Cause shall be forfeited and automatically cancelled in accordance with subsection 4(b) above; however, if for any reason such individual’s vested and unexercised Options, Restricted Stock Units and SARs have not either been forfeited and automatically cancelled under subsection 4(b) above or otherwise expired within seven (7) days following the date of his or her termination for Cause, then such individual’s vested but unexercised Options, Restricted Stock Units and SARs shall lapse, be cancelled, and/or expire if they have not been exercised within such seven (7) day period.

8.	Options
The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options. However, in accordance with Code § 422(b), no one may be granted an Incentive Option under this Plan unless such person, as of the date of grant, is an employee of the Company or an employee of the Company’s parent company or a Company subsidiary. All Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:
(a) Option Price. The option price per share with respect to each Option shall be determined by the Committee, but when first award shall not be less than one hundred percent (100%) of the Fair Market Value of the Company’s Stock on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to an Eligible Employee who, immediately prior to such grant, owns (directly or indirectly) stock (either common or preferred) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company, the option price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.
(b) Vesting. Options granted under this Plan shall vest in accordance with subsection 3(c) above unless the granting document for such Options specifies a different vesting schedule.
(c) Expiration Date for Option. The expiration date for each Option shall be fixed by the Committee in the granting document but shall not exceed ten (10) years. If an Incentive Option is granted to an Eligible Employee of the Company or its parent company or one of its affiliates who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as of the date the Incentive Option is granted, then the Incentive Option will expire five (5) years from the date it is granted, unless it is earlier terminated under one of the other provisions of this Plan.
(d) Payment for Option Exercise. At the time an Option is exercised, the holder must tender of the full purchase price for the applicable shares, which may be paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares of Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee. All such payments shall be made or denominated in United States dollars. No shares shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.
(e) Exercise of Option. An Option may be exercised only by giving written notice, specifying the number of shares of Stock to be purchased. Additional procedures for exercise of each Option awarded under this Plan will be set forth in the granting document for such Option. The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures. If an Option grantee is awarded the Option while he or she is employed by the Company or one of its Affiliates or joint ventures, then so long as such Option grantee remains employed by the Company or one of its Affiliates or joint ventures, the shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine and as set forth in the document awarding the Option. In no event shall any Option be exercisable after its specified expiration period. If a Consultant is awarded an Option, the shares covered by such Option may be purchased in such installments and on such exercise dates and conditions as set forth in the document awarding the Option. A Participant, and those claiming through a Participant, may not exercise Options during a Blackout Period applicable to that Participant.

(f) Handling of Options When Employment Ends.
(i) A Terminated Employee’s Options that are unvested on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(i) above.
(ii) A Terminated Employee’s Options that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(ii) above.

(iii) In a situation in which an employee of a Related Entity is terminated for Cause, subsection 4(b) above shall apply to such individual’s: (x) unvested Options and (y) vested but unexercised Options. If, for any reason such individual’s unvested Options have not either lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for Cause, then such person’s unvested Options shall lapse, be cancelled, and/or expire in accordance with subsection 7(b) above. If, for any reason. within seven (7) days following the date of his or her termination for Cause, such individual’s vested and unexercised Options have not been forfeited and/or automatically cancelled under subsection 4(b) above or otherwise expired, then such individual’s vested but unexercised Options shall lapse, be cancelled, and/or expire if they have not been exercised within seven (7) days after the date such individual’s employment is terminated by the Related Entity for Cause.
(g) Divorce. Incentive Options transferred incident to divorce will cease to be statutory stock options on transfer.
(h) Cancellation of Options with No Value. Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if the Fair Market Value of the Stock decreases such that the exercise price of the Options is significantly above the Fair Market Value of the Stock.

9.	Stock Appreciation Rights (“SARs”)
The Committee may, in its discretion, grant SARs to Eligible Employees and to Consultants. SARs may be granted either singly or in combination with an underlying Option granted hereunder. Such SARs shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:
(a) Vesting and Exercise Period of SAR. If a SAR is granted with respect to an underlying Option, it may be granted at the time of the Option or at any time thereafter but prior to the expiration of the Option. In no event shall the exercise period for a SAR exceed the exercise period for its underlying Option, if any. If the Committee fails to set the vesting period in the granting document for a SAR, then the vesting period for such SAR shall be as stated in Subsection 3(c) above. Unless otherwise specified in the granting document for a SAR, the exercise period for the SAR shall be five (5) years from the date of vesting unless such exercise period is earlier terminated under subsections 4(b) or 9(d) of this Plan. If an Option is granted with respect to an underlying Option, then upon exercise of the Option the SAR will be cancelled.
(b) Value of SAR. If a SAR is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a SAR is granted without an underlying Option, the grantee will receive upon exercise of the SAR an amount equal to the Fair Market Value of the Stock on the date the election to surrender such SAR is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the SARs being exercised.
(c) Payment of SAR. When a SAR is exercised, payment for the SAR shall be in the form of shares of Stock, cash, or any combination of Stock and cash.
(d) Handling of SAR When Employment Ends.
(i) A Terminated Employee’s SARs that are unvested on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(i) above.

(ii) A Terminated Employee’s SARs that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(iii) above.
(iii) In a situation in which an Eligible Employee is terminated for Cause, subsection 4(b) above shall apply to such individual’s: (x) unvested SARs and (y) vested but unexercised SARs. If, for any reason, such individual’s unvested SARs have not lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for Cause, then such individual’s unvested SARs shall lapse, be cancelled, and/or expire in accordance with subsection 7(b) above. If, for any reason, within seven (7) days following the date of his or her termination for Cause, such individual’s vested and unexercised SARs have not been forfeited and/or automatically cancelled under subsection 4(b) above or otherwise expired, then such individual’s vested but unexercised SARs shall lapse, be cancelled, and/or expire if they have not been exercised within seven (7) days after the date such individual’s employment is terminated by the Related Entity for Cause.

10.	Restricted Stock and Restricted Stock Units
The Committee may award Restricted Stock or Restricted Stock Units to a grantee. All shares of Restricted Stock or Restricted Stock Units granted shall be subject to a Risk of Forfeiture as determined by the Committee, including but not limited to the following terms and conditions and such other terms and conditions as the Committee may prescribe.
(a) Restriction Period. Each grant of Restricted Stock made under this Plan shall specify a Restriction Period. If the grant fails to specify a Restriction Period, then the Restriction Period shall be as follows:

20% of the Restricted Stock awarded under the grant will be subject to a one-year Restriction Period ending on the first anniversary of the date of grant;

20% of the Restricted Stock awarded under the grant will be subject to a two-year Restriction Period ending on the second anniversary of the date of grant;

20% of the Restricted Stock awarded under the grant will be subject to a three-year Restriction Period ending on the third anniversary of the date of grant;

20% of the Restricted Stock awarded under the grant will be subject to a four-year Restriction Period ending on the fourth anniversary of the date of grant; and

20% of the Restricted Stock awarded under the grant will be subject to a five-year Restriction Period ending on the fifth anniversary of the date of grant.
(b) Effect of Employment Termination on Restricted Stock. If a grantee is awarded Restricted Stock while he or she is employed by one of the Related Entities, then, as a condition of the grant, the grantee must remain employed by one of the Related Entities during the applicable Restriction Period in order to retain the shares of Restricted Stock. If the grantee leaves the employment of one of the Related Entities prior to the end of the Restriction Period, the Restricted Shares still subject to a Restriction Period shall revert to the Company and any rights of the grantee in such Restricted Shares shall automatically terminate and such shares shall be returned immediately to the Company. This subsection shall apply without regard to whether the reason for termination of the grantee’s employment is voluntary termination, involuntary termination, retirement, extended absence due to disability, or death. However, this subsection shall not apply if the grantee is terminated from one Related Entity and immediately transferred to another Related Entity. If a grantee of Restricted Stock is terminated for Cause, the Board shall have discretion to apply subsection 4(b) to such grantee’s Restricted Stock. However, if the Board fails to apply 4(b), then the Restricted Stock of a grantee terminated for Cause shall revert to the Company under this subsection 10(b).
(c) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan. Each certificate for shares of Restricted Stock granted hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.
(d) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.
(e) Lapse of Restrictions. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The grantee shall then be entitled to have the legend removed from the certificates.

(f) Dividends. Any dividends declared on the Restricted Stock during the Restriction Period shall be accumulated and paid to the grantee after the expiration of the Restriction Period if the conditions of the grant are met and grantee still owns such stock at the end of the Restriction Period.
(g) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Restricted Stock Unit shall entitle a Participant to Receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the award of such Restricted Stock Units, one or more shares of Stock. Restricted Stock Units may, among other tings, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. Restricted Stock Units may be, paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares or stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately proceeding the date of payment and, unless otherwise determined by the committee, shall have been held by the Participant for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee.
(h) Handling of Restricted Stock Units When Employment Ends.
(i) A Terminated Employee’s Restricted Stock Units that are unvested on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(i) above.
(ii) A Terminated Employee’s Restricted Stock Units that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(iv) above.
(iii) In a situation in which an employee of a Related Entity is terminated for Cause, subsection 4(b) above shall apply to such individual’s: (x) unvested Restricted Stock Units and (y) vested but unexercised Restricted Stock Units. If, for any reason such individual’s unvested Restricted Stock Units have not either lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for Cause, then such person’s unvested Restricted Stock Units shall lapse, be cancelled, and/or expire in accordance with subsection 7(b) above. If, for any reason. within seven (7) days following the date of his or her termination for Cause, such individual’s vested and unexercised Restricted Stock Units have not been forfeited and/or automatically cancelled under subsection 4(b) above or otherwise expired, then such individual’s vested but unexercised Restricted Stock Units shall lapse, be cancelled, and/or expire if they have not been exercised within seven (7) days after the date such individual’s employment is terminated by the Related Entity for Cause.

11.	Acquisition and Change of Control Events
(a) Definitions.
“Acquisition Event” shall mean:
(i) Any merger or consolidation of the Company with or into another entity as a result of which the Company’s Stock is converted into or exchanged for the right to receive cash, securities of the other entity, or other property; or
(ii) Any exchange of shares of the Company for cash, securities of another entity or other property pursuant to a statutory share exchange transaction.
“Change of Control Event” shall mean:
(i) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or
(ii) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (ii), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any Person pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of 50% or more of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring Person in such transaction (which shall include, without limitation, a Person that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;
(iii) any sale of all or substantially all of the assets of the Company; or
(iv) the complete liquidation of the Company.
(b) Effect on Options.
(i) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding Person (or an Affiliate thereof). However, if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between the Option holder and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding Person (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding Person, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding Person (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event. Notwithstanding the foregoing, if the acquiring or succeeding Person (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such Acquisition Event. However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.
(ii) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding shall automatically become immediately vested and exercisable in full.

(c) Effect on Restricted Stock.
(i) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award.
(ii) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.
(d) Effect on Other Awards.
(i) Acquisition Event that is not a Change in Control Event. In the documents granting such Incentive, the Board may specify the effect of an Acquisition Event that is not a Change in Control Event on any Incentive other than Options and Restricted Stock. If the Board does not specify the effect of any Acquisition Event on such Incentives, the Acquisition Event shall impact such Incentives in accordance with applicable law.
(ii) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument granting such Incentive or any other agreement between an Incentive holder and the Company, all Incentives within the scope of the foregoing 12(d)(i) shall become exercisable, realizable and/or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive. However, the immediately preceding sentence shall not apply to performance-based awards. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), all performance-based award shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of the Change of Control Event or based on 100% of the value on the date of grant of the performance-based award, if such amount is higher.

12.	Discontinuance or Amendment of the Plan
The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with the Exchange Act or any other applicable law or regulation. No Incentive shall be granted under the Plan after April 18, 2017, but Incentives granted prior to such date may extend beyond such date.

13.	Nontransferability
Incentive Options granted under the Plan shall not be transferable except by will or the laws of descent and distribution. To the extent allowed by law, Nonstatutory Options may be transferable to certain family members or foundations for no value or other consideration. Additionally, other Incentives granted under the Plan may be transferable subject to the terms and conditions as may be established by the Committee in accordance with regulations promulgated under the Exchange Act and any other applicable law or regulation.

14.	No Right of Employment
The Plan and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company, its Affiliates, or its joint ventures, or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason. Neither shall the Plan and the Incentives granted hereunder confer on a Consultant the right to continuation of his or her consulting agreement or a right to become an Eligible Employee.

15.	Taxes
The Company shall be entitled, at the time the Company deems appropriate under the law then in effect, to withhold the amount of any tax attributed to any Incentive granted under the Plan.

16.	Governing Law
The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Tennessee, without regard to applicable conflicts of law principles.

17.	Additional Requirements
Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Incentive or the issuance of any shares of Stock pursuant to any Option, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Incentive, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

18.	“Lockup” Agreement
The Committee may in its discretion require that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

19.	Limitation of Liability
Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer, director or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

20.	Unfunded Status of Incentives
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive, nothing contained in the Plan or any Incentive shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided , however , that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Stock, other Incentives, or other property pursuant to any Incentive, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

21.	Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements granting options and other Incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

22.	Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23.	No Fractional Shares
No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Incentive, including on account of any action under Section 6(d) of the Plan. In lieu of such fractional shares, the Committee shall determine, in its discretion, whether cash, other Incentives, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

24.	Severability
If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

25.	Miscellaneous
The provisions of this Plan shall be severable, and the invalidity of any particular provision of the Plan shall not cause the Plan as a whole to be invalid. Any definition set forth in this Plan of the singular form of a term shall also apply to the plural form of that term, and any definition of the plural form of a term shall also apply to the singular form of the term. Any reference in this Plan to one gender shall also include the other gender.
Adopted by the Board of Directors of Cumberland Pharmaceuticals Inc.

/s/ Jean W. Marstiller

Jean W. Marstiller
Senior Vice President and Corporate Secretary
Date Signed: April 17, 2012

AMENDMENT NUMBER 1
TO THE CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN

WHEREAS, Cumberland Pharmaceuticals Inc. (the “Company”), a corporation organized under the laws of Tennessee, originally adopted the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Long-Term Incentive Compensation Plan on April 18, 2007, which plan was amended and restated effective as of April 17, 2012 (as amended from time to time, the “Plan”);

WHEREAS, under Section 12 of the Plan, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan as permitted by applicable statutes, except that it may not revoke or alter the Plan in a manner unfavorable to the grantees of any Incentives awarded under the Plan or any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval if such approval is required by any applicable law or regulation;

WHEREAS, the Board has determined that it is advantageous to the Company to amend the Plan to allow Incentives to be granted after April 18, 2017, the date currently specified in Section 12 as the last date upon which an Incentive may be granted under the Plan; and

WHEREAS, capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

The last sentence of Section 12 of the Plan is hereby stricken in its entirety and replaced with the following: “No Incentive may be awarded under the Plan after the earlier of the following dates: (a) the date that no shares of Stock remain available for issuance through the Plan, or (b) April 18, 2020. However, awards made on or before such date may extend beyond such date.”

Except as expressly set forth in this amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company hereby certifies that the foregoing Amendment Number 1 to the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Long-Term Incentive Compensation Plan was (i) approved by the Board of Directors and (ii) approved by a majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: April 25, 2017

Jean W. Marstiller
Corporate Secretar

Appendix C
AMENDMENT NUMBER 2
TO THE CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

WHEREAS, Cumberland Pharmaceuticals Inc. (the “Company”), a corporation organized under the laws of Tennessee, originally adopted the Cumberland Pharmaceuticals Inc. 2007 Directors’ Incentive Plan on April 18, 2007, as amended and restated effective as of April 17, 2012 (the “Plan”).
WHEREAS, under Section 11.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, to the extent permitted under Section 11.1(a) and (b);
WHEREAS, the Board has determined that it is advantageous to the Company to amend the Plan to provide that Awards may be granted thereunder until April 21, 2026; and
WHEREAS, capitalized terms used and not defined herein shall have the meanings set forth in the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:
Section 11.2 is hereby stricken in its entirety and replaced with the following: “No Award may be made under the Plan after the earlier of the following dates: (a) the date that no shares of Stock remain available for issuance through the Plan, or (b) April 21, 2026. However, Awards made on or before such date may extend beyond such date.”
Except as expressly set forth in this amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company hereby certifies that the foregoing Amendment Number 2 to the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan was (i) approved by the Board of Directors and (ii) approved by a majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: May [ ], 2020

Jean W. Marstiller
Corporate Secretary

Appendix D

CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

1.	Purpose of the Plan
The purpose of the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain Directors of experience and ability, and to encourage the highest level of performance by providing Directors with a proprietary interest in the Company’s financial success and growth. The Plan supersedes and replaces all provisions pertaining to grants of stock options to Directors contained in the Cumberland Pharmaceuticals Inc. 1999 Stock Option Plan (the “Original Incentive Plan”) but does not impair the vesting or exercise of any option granted under the Original Incentive Plan prior to the date that this Plan became effective.

2.	Definitions
2.1 “Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Exchange Act.
2.2 “Award” means an award under the Plan of Options, Restricted Stock, Restricted Stock Units or a Stock Grant.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Committee” means the Compensation Committee of the Board or a subcommittee thereof. The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (collectively, “Section 162(m)”).
2.5 “Company” means Cumberland Pharmaceuticals Inc.
2.6 “Director” means a member of the Board who is not employed by the Company or any of its Affiliates or a joint venture of the company or one of its Affiliates.
2.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.8 “Fair Market Value” means: (i) if the Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date, and if shares are not traded on such day, on the next preceding trading date, (ii) if the Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and (iii) if the Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Fair Market Value of the Stock shall be the price at which such stock is offered to the public in the Company’s initial public offering.
2.9 “Option” means a stock option that does not satisfy the requirements of Section 422 of the Code to be an incentive stock option.
2.10 “Participant” means each Director (as defined in Section 2.6).

2.11 “Plan” means the Cumberland Pharmaceuticals Inc. 2007 Directors’ Incentive Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.
2.12 “Restriction Period” means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.

2.13 “Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock or a Restricted Stock Unit at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.
2.14 “Restricted Stock” shall mean Stock of the Company awarded to a Director under this Plan from time to time in the sole discretion of the Committee subject to various restrictions, vesting schedules and such other conditions on ownership as the Committee shall determine.
2.15 “Restricted Stock Unit” shall mean a right awarded to a Director to Receive chase, Stock, or other awards in the future, subject to various restrictions, vesting schedules and such other conditions on ownership as the Committee shall determine.
2.16 “Stock” shall mean common stock of the Company.
2.17 “Stock Grant” shall mean an award of Stock of the Company granted in full and unrestricted ownership from time to time in the sole discretion of the Committee.

3.	Shares of Stock Subject to the Plan
3.1 The Company may issue up to 250,000 shares of Stock, subject to the adjustment provisions of Section 8, in Awards granted hereunder. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.
3.2 To the extent any shares of Stock subject to: (i) an Option are not issued because the Option is forfeited or cancelled, (ii) a Restricted Stock Unit are not issued because the Restricted Stock Unit is forfeited or cancelled or (iii) a Restricted Stock Grant are redeemed, forfeited, cancelled, repurchased or otherwise retained by the Company, such shares shall again be available for grant pursuant to the Plan. If the exercise price of any Option or Restricted Stock Unit granted under this Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

4.	Administration of the Plan
4.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan’s administration.
4.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.
4.3 The Committee may grant Options or Restricted Stock Units or make Restricted Stock Grants or Stock Grants in its sole discretion. No member of the Committee may vote on an Award to himself or herself.
4.4 The Committee may, in its sole discretion, exchange any Awards for an Option, Restricted Stock, Restricted Stock Units, SAR, other equity award, cash, or other property, or “reprice” an Option granted under this Plan or the 1999 Stock Option Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market

Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP.

5.	Terms and Conditions of Options
5.1 Unless exercisability is accelerated as provided in Section 9.2 hereof, each Option shall become exercisable on the date it vests.
5.2 Unless terminated earlier as provided in Section 5.5, the Options shall expire ten years following the date of grant.
5.3 The exercise price of each Option when first granted to Directors shall be equal to the Fair Market Value, as defined herein, of a share of Stock on the date of grant.
5.4 The Committee shall determine the vesting period for Options granted under this Plan and shall specify such vesting period in writing in making an award of an Option under this Plan. However, should the Committee award Options under this Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest on each anniversary of the date of grant until all Options granted hereunder are vested.
5.5 If a Director ceases to serve on the Board for any reason, the Options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of his or her Board service, within two years from the date of termination of Board service. Any Options awarded to a Director and not yet vested at the time of termination of his or her Board service shall, be forfeited, automatically cancelled and of no further force and effect. Such forfeiture and automatic cancellation shall take effect at midnight on the date that the Director’s Board service is terminated.
5.6 An Option may be exercised by giving written notice, specifying the number of shares of Stock to be purchased. The procedure for exercise of each Option awarded under this Plan will be set forth in the granting document for such Option. The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (a) cash; (b) check; (c) delivery of shares of Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (d) in such other manner as may be authorized from time to time by the Committee. All such payments shall be made or denominated in United States dollars. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder with respect to such Option.
5.7 Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Option from a Participant by mutual agreement before such option has been exercised by payment to the Participant of cash or Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value of the Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (b) the exercise price.
5.8 Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if the Fair Market Value of the Stock decreases such that the exercise price of the Options is significantly above the Fair Market Value of the Stock.

6.	Terms and Conditions of Restricted Stock Grants and Restricted Stock Units
The Committee may award Restricted Stock or a Restricted Stock Unit to a Director. All shares of Restricted Stock granted and shares underlying Restricted Stock Units shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

6.1 Requirement of Board Service. A grantee of Restricted Stock or Restricted Stock Units must remain on the Board during the Restriction Period in order to retain the shares of Restricted Stock or the Restricted Stock Units. If the Director leaves the Board prior to the end of the Restriction Period, the Restricted Stock award or any Restricted Stock Units shall terminate and the shares of Restricted Stock shall be returned immediately to the Company, effective at midnight on the date the Director’s Board service ends.

6.2 Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the Director may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock except as expressly permitted in this Plan. Each certificate for shares of Restricted Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.
6.3 Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.
6.4 Lapse of Restrictions. In the document granting Restricted Stock, the Committee will specify the Restriction Period. If no Restriction Period is specified in a document granting Restricted Stock, then twenty percent (20%) of the Restricted Stock awarded under that granting document will become free of restriction on each anniversary date of the grant for five (5) years. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The Director shall then be entitled to have the legend removed from the certificates.
6.5 Dividends and Voting. Dividends declared on the Stock during the Restriction Period will be accumulated by the Company and paid to the Director if he becomes owner of the such stock without restriction. If the Restricted Stock reverts to the Company, then the Company will become the owner of all dividends accumulated in accordance with the preceding sentence. The Director will be entitled to vote all shares of Restricted Stock during the Restriction Period.
6.6 Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Restricted Stock Unit shall entitle a Participant to Receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award of such Restricted Stock Units, one or more shares of Stock. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. Restricted Stock Units may be, paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares or stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately proceeding the date of payment and, unless otherwise determined by the committee, shall have been held by the Participant for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee.

7.	Terms and Conditions of Stock Grant
The Committee may make a Stock Grant to a Director under this Plan on such terms and conditions as it sees fit, subject to the provisions of all applicable laws and regulations.

8.	Adjustment Provisions
In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Stock, the Committee shall equitably adjust all limitations on numbers of shares of Stock provided in this Plan, and the number of shares subject to outstanding Awards, with such adjustments made in proportion to the change in outstanding shares of Stock. In addition, in the event of any such change in the Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.

9.	Change of Control
9.1 “Change of Control Event” shall mean:
(a) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(b) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (b), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any Person pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of 50 percent or more of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring Person in such transaction (which shall include, without limitation, a Person that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;
(c) any sale of all or substantially all of the assets of the Company; or
(d) the complete liquidation of the Company.
9.2 Effect on Options. Upon the occurrence of a Change in Control Event, each outstanding Option shall vest in full and shall become immediately exercisable. Any agreement with respect to a Change in Control Event must provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof), if applicable. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Change in Control Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Change in Control Event, the consideration (whether cash, securities or other property) received as a result of the Change in Control Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Change in Control Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Change in Control Event is not solely Stock of the acquiring or succeeding entity (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeedingentity, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding entity (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Change in Control Event. Notwithstanding the foregoing, if the acquiring or succeeding entity (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Change in Control Event and will terminate immediately prior to the consummation of such Change in Control Event, except to the extent exercised by the Option holders before the consummation of such Change in Control Event. However, in the event of an Change in Control Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Change in Control Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Change in Control Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.
9.3 Effect on Restricted Stock. Upon the occurrence of a Change in Control Event, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied and all such Restricted Stock shall be fully vested.

10.	General Provisions
10.1 Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director.
10.2 No shares of Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.
10.3 No Participant and no Person claiming under or through such Participant will have any right, title or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Stock, if any, that have been issued or transferred to such Participant.
10.4 No Options, Restricted Stock awards or Restricted Stock Units granted hereunder may be transferred, pledged, assigned or otherwise encumbered by Director except:
(a) by will;
(b) by the laws of descent and distribution; or
(c) if permitted by the Committee and so provided in the stock option agreement or an amendment thereto, (i) to Immediate Family Members (as defined below), (ii) to a partnership in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the benefit solely of the Participant and/or the Participant’s Immediate Family Members. “Immediate Family Members” means the spouses and natural or adopted children or grandchildren of the Participants, the spouses of such children and grandchildren, and the siblings and parents of the Participants.
Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or Restricted Stock grant or Restricted Stock Unit or levy of attachment, or similar process upon an Option, or Restricted Stock or Restricted Stock Unit award not specifically permitted herein, shall be null and void and without effect.
10.5 Each Award made under this Plan will be set forth in a written agreement that includes terms and conditions consistent with the Plan.
10.6 Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Stock pursuant to any Option or Restricted Stock Unit, require the recipient of the Award, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Award, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Award shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.7 Any definition set forth in this Plan of the singular form of a term shall also apply to the plural form of that term, and any definition of the plural form of a term shall also apply to the singular form of the term. Any reference in this Plan to one gender shall also include the other gender.

11.	Amendments, Discontinuance or Termination of the Plan
11.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may:
(a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially expand the classes of persons eligible to participate in the Plan.
(b) materially impair, without the consent of the recipient, an Option previously granted or a Restricted Stock grant previously made, except that the Company retains all rights under Section 8 hereof.
11.2 The Plan shall automatically terminate on the earlier of the following dates: (1) ten years from the date that the Plan becomes effective, or (2) at such time as no shares of Stock remain available for issuance through the Plan. No termination of the Plan will affect the terms of any outstanding Options or shares of Restricted Stock.

12.	Governing Law
The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Tennessee, without regard to applicable conflicts of law principles.

13.	“Lockup” Agreement
The Committee may in its discretion require that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

14.	Limitation of Liability
Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer, director or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

15.	Unfunded Status of Incentives
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive, nothing contained in the Plan or any Incentive shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Stock, other Incentives, or other property pursuant to any Incentive, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

16.	Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements granting incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.	Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

18.	No Fractional Shares
No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Incentive, including on account of any action under Section 6(d) of the Plan. In lieu of such fractional shares, the Committee shall determine, in its discretion, whether cash, other Incentives, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.	Severability
If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

20.	Effective Date of Plan
The Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Stock and the Company’s Series A Preferred Stock.
IN WITNESS WHEREOF, the undersigned Corporate Secretary of Cumberland Pharmaceuticals Inc. hereby certifies that the foregoing Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan was (i) approved by the Board of Directors and (ii) approved by majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: April 17, 2012

/s/ Jean W. Marstiller
Jean W. Marstiller
Senior Vice President, Administrative Services and Corporate Secretary

AMENDMENT NUMBER 1
TO THE CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

WHEREAS, Cumberland Pharmaceuticals Inc. (the “Company”), a corporation organized under the laws of Tennessee, originally adopted the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan on April 18, 2007, which plan was amended and restated effective as of April 17, 2012 (as amended from time to time, the “Plan”).

WHEREAS, under Section 11.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, to the extent permitted under Section 11.1(a) and (b);

WHEREAS, the Board has determined that it is advantageous to the Company to amend the Plan to provide that Awards may be granted thereunder until April 18, 2020; and

WHEREAS, capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 11.2 is hereby stricken in its entirety and replaced with the following: “No Award may be made under the Plan after the earlier of the following dates: (a) the date that no shares of Stock remain available for issuance through the Plan, or (b) April 18, 2020. However, Awards made on or before such date may extend beyond such date.”

Except as expressly set forth in this amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company hereby certifies that the foregoing Amendment Number 1 to the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan was (i) approved by the Board of Directors and (ii) approved by a majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: April 25, 2017

Jean W. Marstiller
Corporate Secretary